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STOCK PURCHASE AGREEMENT

_______________________________________________

BY AND AMONG

E-WASTE SYSTEMS, INC.,

IKARIA HOLDINGS, LLC

and

GEORGE PARDOS

_______________________________________________

Dated as of September 21, 2011

_______________________________________________

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of September 21, 2011 (the “Signing Date”), by and among E-WASTE SYSTEMS, INC., a Nevada corporation, 101 First Street #493, Los Altos, CA  USA 94022 (“Buyer”), IKARIA HOLDINGS, LLC, an Ohio limited liability company, 6124 Early Light, Galloway, OH  USA 43119 (“IHLLC”), and GEORGE PARDOS, an individual resident of Ohio, residing at 6124 Early Light, Galloway, OH  USA 43119, (“Pardos”).

RECITALS

A.

Tech Disposal, Inc., of Columbus, Ohio, USA (‘TDI’) is engaged in the business of recycling and providing asset recovery and other end-of-life services for a range of electronics including copiers, printers, computers, monitors and communications products.

B.

IHLLC owns all of the issued and outstanding shares of the capital stock of TDI.

C.

The Buyer desires to purchase from IHLLC, and IHLLC desires to sell to Buyer, all of the shares of TDI and certain other assets, upon the terms and subject to the conditions hereinafter set forth.

D.

The parties intend for the transactions contemplated herein to qualify as a type B reorganization pursuant to Section 368(a)(1)(B) of the Code.

NOW, THEREFORE, in consideration of the Recitals and the respective representations, warranties, indemnities, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree as follows:

1.

DEFINITIONS.  For purposes of this Agreement, the following definitions shall apply:

Acquired Business: shall mean the business conducted by TDI until the Closing.

Agreement: shall mean this Stock Purchase Agreement.

Annual Financial Statements: shall mean the unaudited, internally prepared annual financial statements (balance sheets, statements of income and retained earnings, statements of cash flow and supplementary statements, together with footnotes) for TDI for the 12 month period ended December 31, 2010 and December 31, 2009, and heretofore delivered to Buyer by IHLLC and Pardos.

Arbitrating Accountant: shall have the meaning set forth in Section 2.6(d) of this Agreement.

Audited Annual Financial Statements: shall mean the audited financial statements (balance sheets, statements of income and retained earnings, statements of cash flow and supplementary statements, together with footnotes) prepared by the accounting firm of Sadler,

Gibbs & Associates LLC for TDI for the period ended December 31, 2010 and December 31, 2009, and heretofore delivered to Buyer by Pardos and IHLLC.

Benefit Plans: shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, deferred compensation plan or agreement, cafeteria plan, dependent care plan, fringe benefit program, employee insurance plan, severance plan or agreement, change in control plan or agreement, employment agreement, disability plan, health care plan, sick leave plan, death benefit plan, multi-employer pension or welfare benefit plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees.

Buyer’s Common Stock: shall have the meaning set forth in its Articles of Incorporation, and shall be priced at $0.50 per share

Buyer’s Series A Stock: shall mean Series A Convertible Preferred Stock of the Buyer, as evidenced and described by the Amendment to the Certificate of Incorporation of the Buyer attached hereto as Exhibit

Claim: shall have the meaning specified in Section 12.5(a) of this Agreement.

Closing: shall mean the conference to be held at 10:00 a.m. Central Time, on the Closing Date at the offices of Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, or such other time and place as the parties hereto may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.  By agreement of the parties hereto, the Closing may be effected by mail, facsimile or electronic transmission, or other acceptable means.

Closing Balance Sheet: shall mean a balance sheet for TDI as of the Closing Date from the books and records of TDI (absent manifest error) in accordance with GAAP (without giving effect to the consummation of the transactions contemplated by this Agreement), which shall include the Closing Date Net Cash, which shall be delivered to Buyer within 30 days of Closing. Any disputes relating to or resulting from the value of the Closing Balance Sheet shall be resolved in accordance with the process and procedures described in Section 2.6(d) for the disputes relating to the Earnout Amount.

Closing Date: shall mean the date specified in Section 3.1 of this Agreement.

Closing Date Net Cash: shall mean the aggregate of all general ledger balances standing to petty cash and bank accounts (credit and overdraft) at the Closing Date of TDI as determined and validated by the Buyer’s auditors.

Closing Receivables: shall mean all of the notes and accounts receivable of TDI as of the Closing as reflected on the Closing Balance Sheet after adjustment for Bad Debt Reserves.

Code: shall mean the Internal Revenue Code of 1986, as amended.

Conditions: shall have the meaning specified in Section 12.5 of this Agreement.

Consulting Agreement: shall mean the consulting agreement to be entered into between TDI and Two Fat Greeks, Inc., an Ohio corporation (“TFG”), in the form of Exhibit B attached hereto.

Contracts: shall mean all of the contracts, leases and agreements of TDI.

Cut-Off Date: shall have the meaning specified in Section 12.1(h) of this Agreement.

Earnout Amount: shall mean that portion of the Purchase Price that is payable pursuant to Section 2.6(a) of this Agreement.

Earnout Audit: shall have the meaning set forth in Section 2.6(b)(i) of this Agreement.

Earnout Period: shall have the meaning set forth in Section 2.6(a)(i) of this Agreement.

EBITDA: shall mean TDI earnings before interest, taxes, depreciation and amortization.

Effective Time: shall have the meaning specified in Section 3.1 of this Agreement.

Environmental Claim: shall mean any claim, action, cause of action, investigation or notice by any Person or entity alleging liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (ii) any violation, or alleged violation, of any Environmental Law.

Environmental Laws: shall mean all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or to the generation, manufacture, processing, handling, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

ERISA: shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: shall mean a Person aggregated with another Person as a single employer under any of Sections 414(b), 414(c), 414(m), or 414(o) of the Code.

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

Existing Plans: shall mean the existing Benefit Plans of TDI listed and described on Schedule 1.1 attached hereto.

Extension Period: shall have the meaning set forth in Section 3.1(b)

Financial Statements: shall mean the Annual Financial Statements and Interim Financial Statements, collectively.

Forecasts: shall mean the forecasts for TDI attached hereto as Schedule 1.2.

GAAP: shall mean United States generally accepted accounting principles.

Income Taxes: shall mean all Taxes based on income determined under provisions of the Code and foreign, state and other taxes (including franchise taxes) based on income or gross receipts, including a Tax assessed on a corporation by reference to its income, gains, or profits, and shall include for the avoidance of doubt, any withholding tax and in each instance any interest, penalties or additions to tax attributable to such Tax.

Indebtedness: shall mean all liabilities or obligations of TDI whether primary or secondary or absolute or contingent:  (a) for borrowed money; (b) evidenced by notes, bonds, debentures, guaranties or similar obligations; (c) under leases which in accordance with GAAP constitute capital leases; or (d) secured by liens on any assets of TDI; or (e) resulting from cash, book or bank overdrafts.

Indemnification Cap: shall have the meaning specified in Section 12.2(b)(ii) of this Agreement.

Indemnified Party: shall have the meaning specified in Section 12.5(a) of this Agreement.

Indemnifying Party: shall have the meaning specified in Section 12.5(a) of this Agreement.

Initial Payment: shall mean $100,000 payable in Shares of the Buyer’s Common Stock, plus $40,000 payable in the Buyer’s Series A Preferred Stock, substantially in the form attached as Exhibit A.

Intellectual Property Rights: shall mean patents, trade marks, service marks, logos, trade names, internet domain names, websites, rights in designs, brand names, logos, copyrights, and moral rights, database rights, rights in know-how, trade secrets, discoveries, inventions, formulae, process, procedures, computer software programs and subsequent versions thereof, including all source code, object, executable or binary code, and other intellectual property rights, in each case whether registered or unregistered, licensed or owned, and including applications for registration, licenses pertaining thereto, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

Interim Financial Statements: shall mean the unaudited, internally prepared financial statements (balance sheet and statement of income) for TDI for the period beginning at the end of the audited period through the date of this Agreement, heretofore delivered by IHLLC and Pardos to Buyer.

Investment: by any Person shall mean:  (a) any transfer or delivery of cash, stock or other property or value by such Person in exchange for Indebtedness, stock or any other security of another Person; (b) any loan, advance or capital contribution to or in any other Person; (c) any guaranty, creation or assumption of any liability or obligation of any other Person; and (d) any investments in any fixed property or fixed assets other than fixed properties and fixed assets acquired and used in the ordinary course of the business of that Person.

Knowledge of IHLLC or Pardos: and terms of similar import shall mean the actual knowledge of IHLLC or Pardos and the knowledge that IHLLC or Pardos should have after due inquiry.

Law: shall mean any federal, state, local or other governmental law, rule or regulation of any kind, and any and all rules and regulations promulgated thereunder.

Leased Real Estate: shall mean the real property leased by TDI subject to the Real Estate Leases, including all buildings, structures, improvements and fixtures and fittings thereon.

Losses: shall mean damages, liabilities, deficiencies, claims, actions, demands, judgments, interest, losses, diminutions in value or costs or expenses of whatever kind or nature (including, without limitation, reasonable attorneys’ fees), to the extent not insured.

Materials of Environmental Concern: shall mean any substance or material that is on the date hereof or on the Closing Date prohibited, controlled or regulated by any governmental authority under any Environmental Law, including, without limitation, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum derivatives or other hydrocarbons, petroleum products, dangerous substances, designated substances, controlled products or subject waste, all as defined in or pursuant to any Environmental Law.

Net Working Capital.  Net Working Capital shall mean the amount by which the sum of Closing Date Net Cash plus accounts receivable, deposits, acquired inventory and trucks, controlled by Pardos but which are owned by other parties (title to be transferred to TDI in accordance with Section 6.3 of this Agreement) and listed on Schedule 4.18, exceed current liabilities, in accordance with GAAP, as at the date of Closing.

Noncompetition Agreements: shall mean the noncompetition agreements to be entered into by and among the Buyer, Pardos, IHLLC and TDI in the form of Exhibits C attached hereto.

Objection Notice: shall have the meaning set forth in Section 2.6 of this Agreement.

Original Stock Transfer Documents: mean all of the stock certificates, membership interest certificates (if applicable) and other transfer documents delivered by IHLLC to Buyer pursuant to Section 2.2 of this Agreement.

Owned Real Estate.  “Owned Real Estate” shall mean the real property titled in the name of TDI described in Schedule 1.3 attached hereto, together with all buildings, structures, improvements and fixtures and fittings thereon and all rights pertaining thereto.

Permitted Indebtedness: shall mean the Indebtedness of TDI to the creditors and in the amounts listed on Schedule 1.4 attached hereto.

Person: shall mean a natural person, corporation, trust, partnership, limited liability company, governmental entity, agency or branch or department thereof, or any other legal entity.

Pre-Closing Tax Period: shall have the meaning set forth in Section 8.3(a) of this Agreement.

Professional and Transaction Fees: shall mean any and all consulting, accounting, legal, brokerage or finder fees, expenses or charges incurred or arising on behalf of IHLLC and Pardos or TDI in connection with the negotiation, preparation, execution, planning or performance of this Agreement or the transactions contemplated hereby, and any other such expenses incurred by IHLLC and Pardos or TDI prior to the Closing as a result of their respective obligations hereunder.

Purchase Price: shall mean the Initial Payment, plus the Earnout Amount, subject to any adjustments to the Purchase Price set forth in this Agreement.

Purchased Stock: shall mean, collectively, all of the issued and outstanding shares of TDI.

Real Estate: shall mean, collectively, the Owned Real Estate and the Leased Real Estate.

Remediation Costs and Expenses: shall have the meaning specified in Section 12.6(c) of this Agreement.

Retained Liabilities: shall mean the claims, liabilities and obligations of TDI as of the Closing listed on Schedule 1.6 attached to this Agreement.

Retention Account: shall mean a segregated account maintained by Buyer for the specific purposes of holding the Retention Fund.

Retention Fund: shall mean the amount(s) deposited and remaining in the Retention Account from time to time in accordance with the terms of this Agreement.

SEC: shall mean the United States Securities and Exchange Commission.

Securities Act: shall mean the Securities Act of 1933, as amended.

Straddle Period: shall have the meaning set forth in Section 8.3(b) of this Agreement.

Taxes: shall mean all taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or, including without limitation, income, gross receipts, ad valorem, value-added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, franchise taxes (if not based on income), estimated taxes, withholding, employment, social security, workers’ compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

Tax Returns: shall mean all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed or sent by or with respect to it in respect of any Taxes, including any schedule or attachment thereto and any amendment thereof.

2.

PURCHASE OF PURCHASED STOCK.

2.1

Purchased Stock.  Subject to and upon the terms and conditions set forth in this Agreement, IHLLC will validly sell, transfer, assign and convey to Buyer, and Buyer will accept and purchase from IHLLC, on the Closing Date, the Purchased Stock.

2.2

Delivery of Purchased Stock.  At the Closing, IHLLC shall deliver, transfer and assign all of the Purchased Stock to Buyer by delivering stock certificates representing all of the Purchased Stock, and in each case, as applicable, endorsed or accompanied by stock powers or other similar assignment documents reasonably requested by the Buyer, duly executed in blank, with any required transfer stamps affixed thereto, and otherwise in proper form for transfer, as shall be necessary to vest in Buyer, full, complete, good and marketable title to such Purchased Stock free and clear of all liens, claims and encumbrances of any kind whatsoever, all such documents to be in form and substance satisfactory to counsel for Buyer.

2.3

Payment of Purchase Price.  The Purchase Price for the Purchased Stock shall be paid by Buyer to IHLLC as follows:

(a)

Subject to adjustment as described below, the Initial Payment shall be paid on the Closing Date. The Initial Payment shall include the issuance of Buyer’s Series A Stock on the Closing Date.  In the event that the Buyer’s governing documents and securities requirements with respect to the authorization of Buyer’s Series A Stock do not permit the issuance of Buyer’s Series A Stock on the Closing Date as aforesaid, such Buyer’s Series A Stock shall be issued to IHLLC as soon as possible after the Closing Date, but not later than November 1, 2011.

(b)

The Earnout Amount due pursuant to Section 2.6 of this Agreement, shall be paid in accordance with Section 2.6.

2.4

Post-Closing Purchase Price Adjustments.

(a)

If within 180 days following the Closing, there remain outstanding Closing Receivables, the Purchase Price will be decreased by the amount outstanding.  Buyer will provide written notice to IHLLC and Pardos of any such uncollected Closing Receivables no later than 180 days after the Closing.  Any such decrease to the Purchase Price shall be repaid to the Buyer first (i) from the Retention Account to the extent there is a sufficient balance therein and at such point as the Retention Account is exhausted, then (ii) as a set-off against any other payment due hereunder to IHLLC, including any portion of the Initial Payment and any Earnout Payment, to the extent such set-off would satisfy the amount owed pursuant to this Section 2.4(a).  Any such payment or set-off shall be calculated and paid or set-off, as applicable, within 10 days after Buyer provides written notice to IHLLC and Pardos in accordance with this Section 2.4(a).  On the 181st day following the Closing, Buyer shall assign any remaining outstanding Closing Receivables to IHLLC to the extent the Purchase Price is decreased.

(b)

The Earnout Amount will be adjusted in accordance with Section 2.6.

2.5

Retention Fund.  At the time that the payment required by Section 2.3(a) is made, the Buyer shall deposit in the Retention Account, which is to be held by the Buyer an amount equal to ten percent (10%) of such payment, and such amount shall be retained in the Retention Account for 120 days following the date such payment is made.  The Retention Fund shall be withheld and placed in the Retention Account for the purpose of allowing Buyer to recover therefrom the amount of any purchase price adjustments made pursuant to the terms herein and any claims under Section 12.5 of this Agreement, in each case in accordance with Section 12.6 of this Agreement.  After funds are retained in the Retention Account for 120 days, any portion of the Retention Fund as to which there is no dispute by or among any of the parties shall be paid by the Buyer to IHLLC in accordance with Section 2.3(b).  In the event there is a dispute by or among any of the parties with regard to any portion of the Retention Fund, such amounts shall be retained in the Retention Account until fully and finally resolved in accordance with the terms hereof.

2.6

Earnout Amount.

(a)

The Earnout Amount, if any, will be payable by Buyer to IHLLC in the form of Buyer’s Series A Stock or Buyer’s Common Stock, as described in Section 2.6(f), as follows:

(i)

The Earnout Amount shall be equal to the EBITDA during the period from the Closing Date through the first anniversary of the Closing Date (the “Earnout Period”)  multiplied by four point five (4.5), plus the Net Working Capital, less the amount of the Initial Payment; provided, however, that in no event will the Earnout Amount exceed Two Million Dollars ($2,000,000);

(b)

For purposes of calculating the Earnout Amount, the following shall apply:

(i)

The Buyer shall cause a firm of certified public accountants to prepare unaudited financial statements for TDI for the Earnout Period (the “Earnout Audit”).  The Earnout Audit shall be conducted in accordance with GAAP and any applicable standards of the SEC.

(ii)

EBITDA for purposes of calculation of the Earnout Amount the parties:

(1)

shall specifically exclude any types of costs charged to TDI by the Buyer that are not consistent with the historical costs for the Acquired Business set forth in the Forecasts and any costs charged to TDI associated with the revenues described in subsection (2) below; provided that in the event TDI incurs any types of costs for services, including shared services, or other expenses that (A) were previously provided or paid by Pardos or one of his affiliates and (B) are not included in the Forecasts, any such costs shall be included; and

(2)

shall specifically exclude any revenues materially derived from client opportunities that are brought directly to TDI by the Buyer or any current or future affiliate or subsidiary of Buyer (other than TDI), with said  client opportunities periodically identified in writing by Buyer to IHLLC during the Earnout Period.

(iii)

The Earnout Payment, if any, due pursuant to Section 2.6 of this Agreement shall be reduced by the amount of any external working capital investment reasonably required to support TDI during the Earnout Period, except for any amounts of working capital approved by the Board of Directors of TDI to acquire fixed or capital assets which have a multi-year useful life.

(c)

The Buyer shall provide the Earnout Audit to IHLLC and Pardos within 60 days after the conclusion of the Earnout Period.  If Pardos (on behalf of himself and IHLLC) does not object to the Earnout Amount calculation in accordance with Section 2.6(d), the Buyer shall pay the Earnout Amount to IHLLC within 60 days after the Buyer’s receipt of the Earnout Audit.

(d)

If Pardos (on behalf of himself and IHLLC) claims that the Earnout Amount has not been prepared in accordance with the requirements of this Section 2.6, he will deliver to Buyer a written statement describing with reasonable detail the basis for any such claim within 30 days after receipt of the Earnout Audit (“Objection Notice”).  Buyer, IHLLC and Pardos will use reasonable efforts to resolve any such claims themselves.  If they do not obtain a final resolution within 30 days after the date Pardos provides the Objection Notice, the Buyer and Pardos (on behalf of himself and IHLLC) will jointly engage and equally share the expense of a nationally recognized accounting firm or a regional accounting firm acceptable to Buyer, IHLLC and Pardos to resolve any remaining such claims (the “Arbitrating Accountant”).  Within 30 days after the date of appointment of the Arbitrating Accountant, Buyer and Pardos (on behalf of himself and IHLLC) shall indicate in writing their position on each disputed matter.  The Arbitrating Accountant shall make a written determination on each disputed matter no later than 30 days after submission of written submissions from Buyer and Pardos (on behalf of himself and IHLLC), and such determination will be conclusive and binding upon such parties with respect to that disputed matter.  The Buyer will pay to IHLLC the Earnout Amount, if any, as finally determined by the Arbitrating Accountant.  The Arbitrating Accountant shall allocate their fees equally to each disputed matter and shall be instructed to order the non-prevailing party on each disputed matter to reimburse the prevailing party, provided that the amount of the final determination varies from the disputed amount by Five Thousand Dollars ($5,000) or more.

(e)

Buyer’s obligation to pay or satisfy the Earnout Amount shall not be affected by the failure of TFG to perform the essential consulting services assigned to it under the Consulting Agreement on account of death or total disability of Pardos.

(f)

The Earnout Amount shall be allocated among Buyer’s Series A Stock and Buyer’s Common Stock in such a manner as to cause the Buyer’s Series A Stock issued to IHLLC on account of the Earnout Amount to represent ten percent (10%) of the total Purchase Price  for the Purchased Stock (including the Initial Payment and the Earn-out Amount).  The balance of the Purchase Price payable for the Purchased Stock in excess of ten percent (10%) of such total Purchase Price shall be paid by issuance to IHLLC of Buyer’s Common Stock as described in Section 2.6(b). For purposes of clarification, the ratio of the Buyer's Common Stock and Series A Preferred Stock paid out as part of the Initial Payment shall remain the same regardless of the Earnout Amount.

3.

CLOSING.

3.1

Closing Date.

(a)

Subject to subsection 3.1(b), the Closing shall take place within Fifteen (15) days of the receipt of the audited accounts (the “Closing Date”).  For financial and accounting purposes, but not for risk of loss or liability purposes, the Closing shall be considered effective not later than as of September 30, 2011 Midnight Eastern Time on the Closing Date (the “Effective Time”).

(b)

Buyer shall have the right to extend the Closing Date by Sixty (60) days (the “Extension Period”).   If Closing has not occurred on or before November 30, 2011, for reasons other than those specified in Section 9.1(b), Pardos and IHLLC shall have the right to terminate this Agreement in accordance with Section 9.

3.2

Closing Deliveries.

(a)

By IHLLC, Pardos and/or TFG.  At the Closing, IHLLC and Pardos shall deliver to Buyer the following:

(i)

the Noncompetition Agreement, duly executed by IHLLC and Pardos;

(ii)

the Consulting Agreement, duly executed by TFG;

(iii)

the Original Stock Transfer Documents, duly endorsed or executed by IHLLC as provided therein;

(iv)

the Certificate/Articles of Incorporation of TDI certified as of the most recent practicable date by the Secretary of State of Ohio;

(v)

a certificate of the Secretary of State of Ohio as to the good standing of TDI as of the most recent practicable date in each of such jurisdictions;

(vi)

the authorizations, consents and approvals set forth in Schedule 4.1(c) attached hereto;

(vii)

payment in full by wire transfer or bank cashier’s check of all outstanding loans and advances from TDI to Pardos and any affiliates of Pardos;

(viii)

the duly executed resignations of all officers and directors of TDI from all offices and directorships of TDI held by them;

(ix)

a certificate of an officer of TDI dated the Closing Date and signed by the officer of TDI certifying (A) to the accuracy of copies of the Articles of Incorporation, and Code of Regulations of TDI, as amended to date, attached thereto, and (B) to the names of all officers and directors of TDI as of immediately prior to the Closing;

(x)

the original corporate record books and stock record books of TDI; and

(xi)

a certificate evidencing the organization and legal existence of IHLLC of record and in full force and effect with the Secretary of State of Ohio.

(b)

By Buyer.  At the Closing, Buyer shall deliver to IHLLC, Pardos or TFG the following:

(i)

the Noncompetition Agreement; duly executed by Buyer;

(ii)

the Consulting Agreement, duly executed by Buyer; and

(iii)

payment due to IHLLC under Section 2.3(a).

4.

REPRESENTATIONS AND WARRANTIES OF IHLLC AND PARDOS.  For the purpose of inducing Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, IHLLC and Pardos, jointly and severally, represent and warrant and agrees, that:

4.1

Ownership of Purchased Stock; Authority; Consents.

(a)

Ownership.  IHLLC is the owner of, and has good and marketable title to, that number of Purchased Stock as is set forth in Schedule 4.2(d) attached hereto, free and clear of all liens, claims and encumbrances, and has full legal title and power and the authorizations and approvals necessary to sell, transfer and deliver such Purchased Stock to Buyer.  IHLLC has not granted a currently effective power of attorney or proxy to any Person with respect to all or any portion of the Purchased Stock.  Upon delivery of the Original Stock

Transfer Documents by IHLLC to Buyer, Buyer will acquire good and marketable title to such Purchased Stock, free and clear of all liens, claims and encumbrances.

(b)

Authority.  IHLLC and Pardos have all requisite power and authority to enter into this Agreement, and the related agreements referred to herein, and to carry out his obligations hereunder.  The execution and delivery by IHLLC and Pardos of this Agreement and the other documents and instruments to be executed and delivered by IHLLC, Pardos and TFG pursuant hereto and the consummation by IHLLC, Pardos and TFG of the transactions contemplated hereby and thereby have been duly authorized by IHLLC, Pardos and TFG (as applicable).

(c)

Consents.  No consent, approval, authorization or order of any court, governmental agency or body is required for the consummation by IHLLC or Pardos of the transactions contemplated by this Agreement, except those set forth in Schedule 4.1(c) attached hereto.  Except as disclosed on Schedule 4.1(c), the execution, delivery and performance by IHLLC and Pardos of this Agreement, and the consummation by TDI, IHLLC and Pardos of the transactions contemplated hereby, does not and will not, with or without the giving of notice or the lapse of time or both, require the consent of any third party under any contract, agreement, lease or license to which TDI, IHLLC or Pardos is a party.

(d)

IHLLC.  IHLLC is an Ohio limited liability company, duly-organized, validly existing and in full force and effect under the Laws of the State of Ohio.

4.2

Corporate Matters.

(a)

Organization and Qualification; Power.

(i)

TDI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio.

(ii)

TDI is duly qualified and/or licensed, as the case may be, and in good standing in each of the jurisdictions listed on Schedule 4.2(a), which are the only jurisdictions where the nature of its activities or the character of the properties owned, leased or operated by it require such qualification or licensing.  TDI has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

(b)

Subsidiaries.  TDI has no subsidiaries or owns any stock, limited liability company interests or other equity interests in any Person.

(c)

Compliance; Binding Effect.  The execution and delivery of this Agreement and the related agreements, documents and instruments referred to herein, and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of the Articles of Incorporation and Code of Regulations of TDI; (ii) constitute a default under, or constitute an event which with the giving of notice or the lapse of time or both would become a default under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of TDI under, or create any rights of termination, cancellation, purchase, or acceleration in any Person under, any mortgage, lien, lease, agreement or other instrument or obligation to which TDI is a party or by which TDI or its assets are bound; or (iii) violate or conflict with any Law, order, writ, injunction, judgment, arbitration award, decree or other restriction of any kind or character to which TDI or its assets are subject or bound.

(d)

Capitalization of TDI; Ownership of Common Stock.

(i)

The entire authorized capital stock of TDI consists of eight hundred fifth (850) shares of common stock, having no par value, of which, one hundred common shares having no par value are issued and outstanding in the name of IHLLC and comprise the whole of the Purchased Stock.  Schedule 4.2(d) to this Agreement sets forth the number of shares of the Common Stock owned by IHLLC.  All of the issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by IHLLC as set forth in Schedule 4.2(d) attached hereto free and clear of all liens, claims, encumbrances and restrictions whatsoever.  No shares of Common Stock or other ownership interests in TDI are reserved for issuance or are held as treasury shares.  TDI has complied with, and is in compliance with, all applicable securities Laws, including without limitation with respect to the issuance, sale and/or the repurchase of any shares of Common Stock.

(ii)

There are no outstanding options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to the common stock any other equity interest of TDI pursuant to which IHLLC or Pardos is or may become obligated to issue or redeem or exchange any shares of stock or other equity interests of TDI.

(e)

Articles; Code of Regulations; Minute Books; Records.  IHLLC and Pardos have heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Code of Regulations of TDI, as amended and in effect on the date of this Agreement.  The minute books of TDI which heretofore have been provided to Buyer for examination contain complete and accurate records of all limited liability company and corporate action taken by the managers, members, board of directors and stockholders, as applicable of TDI and IHLLC or Pardos, respectively, through the date hereof, and completely and accurately reflect all transactions in and any other equity interests of TDI.  The accounting books and records of TDI are complete and correct and are maintained in a manner consistent with past practice.  The managers, members, officers and directors, as applicable, of TDI are as set forth in Schedule 4.2(e) to this Agreement.

4.3

Authority; Validity.  No further corporate act or proceeding on the part of TDI, IHLLC or Pardos is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by TDI, IHLLC or Pardos pursuant hereto or the consummation by TDI, IHLLC or Pardos of the transactions contemplated hereby and thereby.  This Agreement and the related agreements, documents and instruments referred to herein to which TDI, IHLLC or Pardos is a party have been duly executed and delivered and constitute the valid and legally binding obligations of TDI, IHLLC or Pardos enforceable against TDI, IHLLC or Pardos in accordance with their respective terms.

4.4

Closing Date Net Cash; Closing Receivables.

(a)

The Closing Date Net Cash is greater than or equal to Nil.

(b)

The amount of the Closing Receivables in excess of the Bad Debt Reserve should be collectible without recourse to litigation; there are no disputed Closing Receivables; all credits due the debtors of the Closing Receivables have been deducted and the Closing Receivables are subject to no defense or setoff; and no debtor owing any of such Closing Receivables has filed under the provisions of any bankruptcy, reorganization, insolvency or other similar Laws.  For purposes of this Section 4.4, Closing Receivables shall be considered uncollectible if they remain unpaid and outstanding 120 days after the date of the original invoice or applicable note.

4.5

Financial.  IHLLC or Pardos previously furnished to Buyer true and correct copies of the Financial Statements, copies of all of which are attached hereto as Schedule 4.5(a).  Except as indicated in Schedule 4.5(b) attached hereto, the Financial Statements were prepared in accordance with GAAP consistently applied through the applicable periods involved (except that the Interim Financial Statements are subject to normal year-end adjustments and do not include footnotes), and present fairly the financial condition of TDI as of the respective dates of such Financial Statements and the results of operations for the respective periods then ended.  Except as indicated in Schedule 4.5(c), since its inception in 2010, there has been no change in the accounting methods or practices of TDI, no change in TDI’s policies with respect to depreciation or amortization including useful lives of assets or rates for depreciation or amortization, and no change in TDI’s policies with respect to pricing inventory or capitalizing costs.  Pardos or IHLLC previously furnished to Buyer all management financial reports to the directors, managers, partners, stockholders, or members, or any committee thereof, of TDI prepared during the past five years (if any).  Pardos or IHLLC previously furnished to Buyer all correspondence with TDI’s accountants prepared or received since inception, including all management letters from accountants.  Pardos or IHLLC previously furnished to Buyer all reports by accountants to management of TDI since inception.  All of the documents, information (financial and otherwise) and Financial Statements provided by either Pardos, IHLLC, or TDI to the accounting firm of Sadler, Gibbs & Associates in connection with the preparation of the Audited Annual Financial Statements were true, correct and complete.

4.6

Absence of Changes.

(a)

Except as set forth in Schedule 4.6 attached hereto and except as disclosed in the Financial Statements, since January 1, 2011, there has been no (i) material adverse change in the business, property or condition (financial or otherwise) or results of operations of TDI, either individually or taken as a whole, from that shown in the Financial Statements, (ii) damage, destruction or loss (whether or not covered by insurance) which singly or in the aggregate materially adversely affects TDI’s assets or the business or financial condition of TDI, (iii) commitment to increase or effected increase in either the rate of compensation or the actual compensation payable or to become payable by TDI to any of its officers or employees since inception, (iv) new contract, agreement, license or transaction or termination of any previously existing contract, agreement or license other than in the ordinary course of business, (v) actual or threatened labor trouble or strike affecting TDI, (vi) cancellation or other termination of a relationship with TDI, or written notice to TDI of a future cancellation or other termination of a relationship with TDI, by any single supplier or customer of TDI who accounted for more than 2% of TDI’s purchases or sales, since inception, (vii) commitment for, declaration, setting aside, or payment of any dividend or other distribution in respect of any of the equity interests of TDI, (viii) transaction or transactions by TDI outside the ordinary course of business, or (ix) other occurrence, event or condition which materially adversely affects or is reasonably likely to adversely affect TDI, its assets, or its business.

(b)

Except as set forth in Schedule 4.6 attached hereto, since inception, there has been no direct or indirect redemption, purchase or other acquisition by TDI of any shares of its capital stock.

4.7

Absence of Undisclosed Liability.  Except as set forth in Schedule 4.7 attached hereto, there are no liabilities or obligations of any kind whatsoever, whether direct, indirect, accrued, contingent or absolute, and whether or not determined or determinable (other than the liabilities of TDI set forth on the Closing Balance Sheet), to which TDI will be subject following consummation of the transactions contemplated hereby, and there is no existing claim, or, to the Knowledge of IHLLC or Pardos, condition, situation or set of circumstances which could reasonably be expected to result in any such liability or obligation.

4.8

Powers of Attorney.  There are no employees or agents of TDI who hold powers of attorney to act with respect to TDI, its assets or the Acquired Business.

4.9

Litigation.  Except as set forth in Schedule 4.9 hereto, TDI is not bound by any order, judgment, stipulation or consent decree of any court or governmental agency affecting its assets, or limiting or affecting its operations; there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the Knowledge of IHLLC or Pardos, threatened in writing that could adversely affect the business, financial condition or assets of TDI, and TDI has not committed any act that would give rise to any such legal action or proceeding; there are no labor strikes, filed grievances or other labor troubles pending or, to the Knowledge of IHLLC or Pardos, threatened against TDI, and there is no pending arbitration proceeding arising out of any union agreement to which TDI is or was a party; there are not currently pending or, to the Knowledge of IHLLC or Pardos, threatened against TDI any investigations of charges or complaints, and there are no outstanding uncorrected or unresolved citations, charges, complaints, orders or judgments, issued or made by any governmental agency, or by a court, with respect to its application or enforcement of the Laws relating to TDI’s business operations, environmental protection, labor relations, employee safety and health, wages, hours and other labor standards, and fair employment; and no judgment or pending or, to the Knowledge of IHLLC or Pardos, threatened claim exists under any applicable worker’s compensation Law by reason of employment of the employees by TDI that is not fully covered by worker’s compensation insurance.

4.10

Licenses; Compliance With Laws and Regulations.

(a)

Governmental Licenses.  Except as set forth in Schedule 4.10(a) hereto, TDI has all governmental licenses and permits necessary to conduct its business, and such licenses and permits are in full force and effect and listed on Schedule 4.10(a) hereto.  Except as set forth in Schedule 4.10(a) hereto, no violations are or have been recorded and remain outstanding in respect of such licenses or permits and no proceeding looking toward the revocation or limitation of any of them is pending or threatened.  Set forth in attached Schedule

4.10(a) is a complete list of all inspection reports, complaints, citations and notices of violations or alleged violations received by TDI since inception from any governmental agency having jurisdiction over TDI or its business.

(b)

Compliance With Laws and Regulations.  Except as provided in Schedule 4.10(b) attached hereto, TDI is in compliance with all applicable Laws relating to the operation of its business, the Real Estate, and its other assets, including, without limitation, all zoning, building, fire, plumbing, health and safety Laws, and no notice has been served upon it claiming violation of any of the foregoing.  Except as provided in Schedule 4.11(e) attached hereto, to the Knowledge of IHLLC or Pardos, the Real Estate and all buildings and improvements situated thereon, and the use thereof by TDI complies with all Laws, easements and restrictions, if any.

4.11

Title to and Condition of Property.

(a)

Real Property Used.  The Real Estate, including the proposed expansion space in the adjacent premises previously disclosed to Buyer, constitutes all real property used by TDI to conduct the Acquired Business.

(b)

Title.  Except as indicated in Schedule 4.11(b), TDI owns good and marketable title to, and has undisputed possession of, all of its assets and properties, free and clear of all options, adverse claims, restrictions, tenancies, debts, claims, security interests, defects of title, mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(c)

Condition; Sufficiency.  The assets of TDI (together with the Leased Real Estate) constitute all of the property relating to or used or held for use in connection with the Acquired Business on this date, and comprise all property necessary for the continued conduct of the Acquired Business after the Closing by TDI as conducted prior to the Closing by TDI.  Subject only to ordinary wear and tear, the assets of TDI are usable and used in the Acquired Business, have been well maintained and are in good operating condition and repair, reasonable wear and tear excepted.  Since inception, no such asset essential to the operation of the Acquired Business has been destroyed, diverted by TDI to other uses, or otherwise disposed of by TDI without having been adequately replaced.

(d)

Insurance.  TDI and all of TDI’s assets have been and are insured, and will be insured through the Closing Date, in the amounts and against the risks set forth in Schedule 4.11(d) attached hereto.  TDI is not in default with respect to any provision contained in any insurance policy for TDI and has not failed to give notice or present any claim under any such policy in due and timely fashion.  Since inception, TDI has not had any insurance policy or coverage thereunder cancelled, withdrawn or not renewed by the insurer.  TDI has not received notice of, and neither IHLLC nor Pardos have Knowledge of any cancellation or threat of cancellation of such insurance.  Except as set forth in Schedule 4.11(d) attached hereto, no property damage, personal injury or products liability claims have been made, or are pending, against TDI that are not fully covered by insurance (except to the extent of co-insurance and deductibles reflected in the applicable insurance policies).  A description of all pending insurance claims over $5,000 in amount for TDI is set forth on Schedule 4.11(d).  All of the insurance policies set forth on Schedule 4.11(d) are fully paid up and will remain in force and effect following the Closing in accordance with the terms of such insurance policies, copies of which were previously provided to the Buyer.

(e)

Real Estate.  Except as set forth in Schedule 4.11(e) to this Agreement, to the Knowledge of IHLLC or Pardos: there are no commenced or planned public improvements related to the Real Estate which may result in special assessments or area wide charges for which TDI would be responsible (either as owner of the Owned Real Estate or as lessee of the Leased Real Estate), or which might otherwise adversely affect such Real Estate; no governmental agency or court order has been issued requiring repairs, alterations or correction of any existing conditions of the Real Estate, and there is no condition that could be a cause for such an order; there is no pending or, to the Knowledge of IHLLC or Pardos, planned or contemplated condemnation or similar action or change in any zoning or building ordinance affecting the Real Estate; there are no structural or mechanical defects in the Real Estate, including adequacy and quality of well and sanitary disposal systems or defects which are reasonably likely to result in the discharge of pollutants into the environment; there is no violation of or nonconformance with any Law requiring or calling attention to the need for any work, repairs, construction, alteration or installation affecting the Real Estate; and all of the Real Estate has rights of access to public roads.

(f)

Inventories.  The inventories and supplies included in the assets of TDI on the Closing Balance Sheet in excess of the inventory reserve, if any, set forth on the Closing Balance Sheet consist of a quantity and quality usable and saleable in the ordinary course of business of TDI.

4.12

Taxes.

(a)

Except as set forth in Schedule 4.12(a) attached hereto, TDI (i) has timely filed with the appropriate governmental agencies all Tax Returns required to be filed by it as of the date of this Agreement for all periods ended prior to the date of this Agreement, (ii) has not requested any extensions with respect to such Tax Returns that are still outstanding, and (iii) has paid all Taxes shown as payable on such Tax Returns and has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement that is currently in effect and that extends or has the effect of extending the period for assessment or collection of Taxes (including without limitation any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.  All Tax Returns filed by TDI were correct and complete.

(b)

All Taxes that TDI is required by Law to pay, withhold or collect for all periods ending on or prior to the Closing Date have been correctly reported and fully paid, withheld or collected, or adequately reserved for as set forth in the Closing Balance Sheet.

(c)

Except as described in Schedule 4.12(c) attached hereto, neither the Internal Revenue Service nor any other taxing authority has audited any Tax Return filed by TDI for any open years of TDI preceding the Closing Date.  Except as set forth on Schedule 4.12(c) attached hereto, no notice has been received from, and no claim has been made by, a taxing authority in a jurisdiction where TDI does not file Tax Returns such that it may be subject to taxation by that jurisdiction.

(d)

Except as described in Schedule 4.12(d) attached hereto, TDI has not used the cash method of accounting for any portion of its business in the last three years.  TDI has not agreed to nor is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by TDI and neither the Internal Revenue Service nor any other taxing authority has proposed any such adjustment or change in accounting method, and TDI has not any application pending with any taxing authority requesting permission for any such changes in accounting methods.

(e)

TDI has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law.

(f)

Except as set forth in Schedule 4.12(f) attached hereto, there are no audits or investigations by any taxing authority in progress of which TDI has received notice and TDI has not received any written notice from any taxing authority that it intends to conduct such an audit or investigation.  No issue has been raised in any written notice to TDI by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(g)

TDI is not subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any state, local, or foreign taxing authority.

(h)

Except as described in Schedule 4.12(h) attached hereto, TDI is not a party to any agreement with respect to any Tax allocation, Tax sharing, Tax indemnification or similar obligation.

(i)

TDI has not been or is a United States real property holding corporation within the meaning of Section 897(c)(1)(A) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Neither Pardos nor IHLLC is a foreign Person subject to withholding under Code Section 1445.

(j)

TDI has not been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return, except as described in Schedule 4.12(j) attached hereto.

(k)

Schedule 4.12(k) lists all federal, state, local and foreign Income Tax Returns filed with respect to TDI for taxable periods ending since inception that have been audited or currently are the subject of an audit or examination.

(l)

Pardos and IHLLC have made available to Buyer correct and complete copies of all Income Tax Returns of, and examination reports and statements of deficiencies assessed against or agreed to by, TDI since inception.

(m)

TDI has disclosed on its Income Tax Returns all positions taken therein that, unless so disclosed, could give rise to a substantial understatement of Income Tax within the meaning of Code Section 6662.

(n)

TDI has not been a participant in a “reportable transaction” as defined in Treasury Regulations Section 1.6011-4.

(o)

TDI has not made payments, is not obligated to make payments and is not a party to a contract that could obligate it to make payments that will not be deductible under Code Section 280G.

(p)

TDI has not had a permanent establishment in any foreign country or engaged in a trade or business in any foreign country.

(q)

Since its incorporation, TDI has not been a party to a transaction that is reported to qualify as a reorganization within the meaning of Code Section 368, distributed a corporation in a transaction that is reported to qualify under Code Section 355, or been distributed in a transaction that is reported to qualify under Code Section 355.

(r)

TDI is not, and TDI has not made or attempted to make an election to be treated as, an “S Corporation” under the Code.

4.13

Vacation Pay.  Schedule 4.13 attached hereto sets forth the true and correct amount of vacation, holiday and sick pay unpaid as of the date hereof for all employees of TDI who have not as of the date hereof taken vacation, holiday or sick time earned prior to the date hereof, which is also included on the Closing Balance Sheet.  Except as set forth in Schedule 4.13 attached hereto, as of the date hereof, TDI has no liability, obligation or commitment to any of its employees for vacation, holiday or sick pay earned or accrued up to and including the date hereof, whether or not vested.

4.14

Contracts and Commitments.

(a)

Significant Contracts.  Except for the Contracts set forth in Schedule 4.14(a) to this Agreement, TDI is not a party to or is in any way obligated under, (i) any agreement, contract or commitment containing any covenant limiting the freedom of TDI to engage in any line of business or compete with any Person; (ii) any contract, agreement or commitment with TDI’s present or past officers, employees, agents, consultants or advisors that is not cancelable by TDI on notice of not longer than thirty (30) days and without liability, penalty or premium; (iii) any contract, agreement or commitment relating to the disposition of assets of TDI, other than in the ordinary course of business; (iv) any agreement requiring the consent of any other Person to the transfer or the sale by TDI of all or substantially all of TDI’s assets or to a change in control with respect to TDI; (v) any lease of, or agreement to purchase or sell, any capital asset; (vi) any management, consulting, personal service, agency or other contract which provides for rendition of services or for any commission, bonus, incentive, consulting or additional compensation; (vii) any agreement or note evidencing any Indebtedness; (viii) any license, other than licenses for off-the-shelf software applications; (ix) any agreement with an agent, dealer, distributor, sales representative or franchisee; (x) any agreement for the storage, transportation, treatment or disposal of any Materials of Environmental Concern; (xi) any agreement restricting the right of TDI to use or disclose any information in its possession; (xii) any partnership, joint venture or similar relationship; (xiii) any open purchase order by TDI to any vendor, or from any customer of TDI, which involves an amount in excess of $5,000; (xiv) any other agreement which involves an amount in excess of $5,000, or is not in the ordinary course of business of TDI; (xv) any agreement with a supplier; or (xvi) any other contract or agreement affecting TDI, its assets or the Acquired Business.

(b)

Purchase Commitments.  The purchase commitments of TDI are not in excess of the normal, ordinary and usual requirements of TDI’s business.

(c)

Consents; Renewals; Defaults.  TDI has not received any notice or other written information indicating (i) that any of the Contracts set forth in the attached Schedule 4.14(a) will not be renewed upon expiration or (ii) that with respect to any Contract set forth in the attached Schedule 4.14(a) requiring consent as a result of the transactions contemplated by this Agreement (including without limitation those consents set forth on Schedule 4.1(c) attached hereto), the party whose consent is required will not give that consent.  TDI is in default under any of the Contracts, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default by TDI.  The Contracts are valid and binding in accordance with their respective terms and are in full force and effect without any default, waiver or indulgence thereunder by TDI, or, to the Knowledge of IHLLC or Pardos, by any other party thereto.

4.15

Patents, Trademarks and Trade Names.  Schedule 4.15 attached hereto sets forth a true and correct listing of all patents, trade names, trademarks, service marks, common-law trademarks, copyrights, domain names, websites and all registrations and applications for any of the foregoing, owned, possessed, licensed or used by TDI or otherwise used in the Acquired Business.  Except as set forth in Schedule 4.15 attached hereto, TDI owns the entire right, title and interest in and to the items listed on Schedule 4.15, and such items are not subject to any pending or, to the Knowledge of IHLLC or Pardos, threatened litigation or other adverse claims.  Such items do not violate any Intellectual Property Rights of any other Person, and as to such items there have been no claims or assertions by any other Person of infringement of the same by TDI.  None of the items listed on Schedule 4.15 is invalid or unenforceable, and all filings required to keep such items effective and enforceable have been made by TDI.  Subject to personal intellectual property of Pardos listed on Schedule 4.15, all Intellectual Property Rights owned or held by IHLLC or Pardos, by any employee of TDI or by any other Person affiliated with IHLLC, Pardos or TDI and used in the Acquired Business have been duly and effectively assigned and transferred to TDI.  TDI has not infringed, misappropriated or otherwise conflicted with, and the operation of the Acquired Business as currently conducted will not infringe, misappropriate or otherwise conflict with, any Intellectual Property Rights of any Person, and TDI has not received notice of any claims alleging any of the foregoing.  TDI owns and possesses, or has a valid and enforceable right to use, all Intellectual Property Rights used by TDI in the operation of the Acquired Business as presently conducted, including with limitation valid licenses for all software used in the Acquired Business.

4.16

Environmental Matters.

(a)

Except as set forth in Schedule 4.16 hereto, TDI is and has been in compliance with all Environmental Laws and has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that TDI is not in compliance with applicable Environmental Laws, and there are no present circumstances that may prevent or interfere with such compliance in the future.  All permits and other governmental authorizations currently held by TDI pursuant to the Environmental Laws are identified in Schedule 4.16.

(b)

Except as set forth in Schedule 4.16, there is no Environmental Claim pending or, to the Knowledge of IHLLC or Pardos, threatened against TDI, or against any Person whose liability for any Environmental Claim TDI has or may have retained or assumed either contractually or by operation of Law.

(c)

Except as set forth in such Schedule 4.16, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against TDI or, to IHLLC’s or Pardos’ Knowledge, any Person, whose liability for any Environmental Claim that TDI has or may have retained or assumed either contractually or by operation of Law.

(d)

Without in any way limiting the generality of the foregoing, (i) all on site and off site locations where TDI stored, or directly disposed of Materials of Environmental Concern are identified in Schedule 4.16, (ii) all underground storage tanks, and the capacity, composition, approximate age and contents of such tanks, located on property at any time owned by TDI, are identified in Schedule 4.16, together with all governmental registration information related thereto, each of such tanks is in compliance with all federal, state and local Laws, there has been no “release” (as defined in 42 U.S.C. Sec. 6991(5)) from any of such tanks and TDI has not registered such tanks with the governmental authorities to the extent required by any Environmental Law, (iii) except as set forth in Schedule 4.16, to IHLLC’s or Pardos’ Knowledge, there is no asbestos contained in or forming part of the Real Estate or any building, building component, structure or office space owned or leased by TDI, and (iv) except as set forth in Schedule 4.16, to IHLLC’s or Pardos’ Knowledge, no polychlorinated biphenyls (PCB’s) are used or stored at the Real Estate or any property owned, leased or used by TDI.

4.17

Computer Systems.  Except as set forth in Schedule 4.17, all of the computer hardware and software systems, and all equipment including imbedded microprocessors, owned, leased or used by TDI (including, without limitation, those related to equipment, quality control activities, accounting and bookkeeping records and record keeping activities, environmental, HVAC and other facility controls, and security and communications systems) are fully operational and are operating properly as designed.

4.18

Transactions with Affiliates.  Except as set forth in Schedule 4.18 hereto, since inception, TDI has not, directly or indirectly, purchased, leased from or otherwise acquired any property or obtained any services from, or sold, leased to or otherwise disposed of any property or furnished any services to, or otherwise dealt with by contract or otherwise, in the ordinary course of business or otherwise, either IHLLC or any other Person which, directly or indirectly, controls, is controlled by or is under common control with TDI.

4.19

Bank Accounts.  Schedule 4.19 attached hereto contains a complete list of each bank, financial institution and brokerage company in which TDI has an account together with the type of account and the names of all Persons authorized to draw thereon or have access thereto.

4.20

No Pending Transactions.  Except for this Agreement, neither TDI nor IHLLC or Pardos is a party to or is bound by any agreement, undertaking or commitment:  (a) to merge or consolidate TDI with, or to have TDI acquire all or substantially all of the properties and assets of, any other Person; (b) to sell, lease or exchange all or substantially all of TDI’s properties and assets to any other Person; (c) to sell or exchange all or substantially all of the capital stock of TDI to any other Person; or (d) to reorganize TDI.

4.21

Indebtedness; Investments.

(a)

Except as disclosed in Schedule 4.21(a) attached hereto, TDI has no Indebtedness.

(b)

Except as disclosed in Schedule 4.21(b), TDI does not own, or have any right or obligation to acquire, any Investment.

4.22

Product Warranties.  Attached as Schedule 4.22 to this Agreement are true and accurate copies of all of the forms of product warranty or guaranty now in effect or outstanding with respect to products sold, leased, serviced or repaired by TDI and all of the forms of product warranty or guaranty which have been issued by TDI since inception.

4.23

Warranty Claims and Customer Complaints.  Except as set forth on Schedule 4.23 attached hereto, there are no existing or, to the Knowledge of IHLLC or Pardos, threatened claims or customer complaints against TDI (i) for or related to any alleged defective product or (ii) for or related to any product which alleges failure to meet any service or product warranties of TDI or any applicable standard or specification of any contract or purchase order for such product or any applicable foreign, federal, state or local Law, in either case which involve costs to TDI in excess of $5,000 or which in the aggregate for all claims and customer complaints against TDI exceed $25,000.  Schedule 4.23 accurately describes all such claims or customer complaints (exceeding the dollar thresholds set forth in the previous sentence) received by TDI since inception including, with respect to each such claim or customer complaint, a description of (i) the nature of the claim or customer complaint and (ii) the date of the claim or customer complaint.

4.24

Employees.

(a)

TDI is in compliance with all applicable Laws respecting labor and employment, applicant and employee background checking, immigration, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  TDI is liable for any payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees other than routine payments to be made in the ordinary course.  Except as set forth on Schedule 4.24(a), there are no pending claims against TDI under any workers compensation plan or policy or for long term disability.  Except as set forth on Schedule 4.24(a), there is not currently, and there has not been since inception, any legal proceeding against TDI based on actual or alleged wrongful termination, unlawful or unfair dismissal, or race, age, sex, disability or other harassment or discrimination.  Except as set forth on Schedule 4.24(a), TDI has not taken any action,  or failed to act, in a manner that would give rise to a claim against TDI based on actual or alleged wrongful termination, unlawful or unfair dismissal, or race, age, sex, disability or other harassment or discrimination.  Except as set forth on Schedule 4.24(a), there are not currently, and there have not been since inception, any activities or proceedings of any labor union to organize any employees of TDI.  Except as set forth on Schedule 4.24(a), none of the managers or corporate staff departments heads of TDI have given notice to TDI within the past six months that any such employee intends to terminate his or him employment with TDI.

(b)

Schedule 4.24(b) contains a complete and accurate list of the following information for each employee of TDI, including each employee on leave of absence or layoff status: name; job title; and the current and the prior year’s compensation or remuneration (including any bonus).  Except as set forth on Schedule 4.24(b), TDI has not made any promises for the payment of any bonuses, backpay or other remuneration to any employees, contractors or other Persons in any way related to the transactions contemplated by this Agreement.

(c)

TDI is not a party to, and is not negotiating, any collective bargaining or other labor union contract or employment agreements with its employees or with any organization representing any of its employees, and is not bound by any other agreement with a labor organization; TDI has not any agreements, arrangements or commitments that contain any severance or termination pay or liabilities or obligations for any bonus, deferred compensation, pension, profit sharing or retirement arrangement, whether legally binding or not, with any employee or former employee, and TDI is not presently paying any pension, deferred compensation or retirement allowance to any former employee.

4.25

Benefit Plans.

(a)

TDI does not maintain any Benefit Plan.

4.26

Multi-Employer Plans.  TDI does not contribute to, is not required to contribute and since inception has not contributed, to any multiemployer plan within the meaning of Section 3(37) of ERISA.

4.27

Disclosure.  No representation or warranty by IHLLC or Pardos in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of TDI, IHLLC or Pardos pursuant to this Agreement, or any document or certificate delivered to Buyer pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.28

Brokers.  Neither IHLLC nor Pardos has incurred, any brokers’, finders’, or similar fee in connection with the transactions contemplated by this Agreement.

5.

REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and warrants to IHLLC and Pardos and agrees that:

5.1

Corporate Matters Regarding Buyer.

(a)

Organization and Qualification; Power.  Buyer is a corporation duly organized and validly existing under the Laws of the State of Nevada.  Buyer has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

(b)

Capitalization of Buyer.

(i)

The entire authorized capital stock of Buyer consists of 190,000,000 shares of common stock, having $0.001 par value.  Upon filing of the requisite documents with the Secretary of State of Nevada and the taking of all appropriate actions required by securities Laws, Buyer will have a certain authorized number of shares of Buyer’s Series A Stock, the characteristics, rights, entitlements and features of which are fully described on exhibit A attached hereto.  All of Buyer’s Common Stock and all of Buyer’s Series A Stock being paid to IHLLC as consideration for the Purchased Stock pursuant to this Agreement constitutes (or will constitute upon due authorization) voting stock of Buyer.

(c)

Code Section 368(a)(1)(B) Reorganization.  Buyer has no Knowledge of any fact or circumstance that would result in a the characterization of the transactions described in this Agreement failing to qualify for treatment as a tax free type B reorganization pursuant to Section 368(a)(1)(B) of the Code.

(d)

Authorization.  Buyer has all requisite corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out its obligations hereunder and thereunder.  No further corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby, and this Agreement and the related agreements, documents and instruments referred to herein to which Buyer is a party have been duly executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms.

(e)

Compliance; Binding Effect.  The execution and delivery of this Agreement and the related agreements, documents and instruments referred to herein, and the consummation of the transactions contemplated hereby, by Buyer will not (i) violate any provisions of the Articles/Certificate of Incorporation or Bylaws of Buyer or (ii) constitute a default under, or constitute an event which with the giving of notice or the lapse of time or both would become a default under, or create any rights of termination, cancellation, purchase, or acceleration in any Person under, any mortgage, lien, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer is bound, or (iii) violate or conflict with any Law, statute, regulation, order, writ, injunction, judgment, arbitration award, decree or other restriction of any kind or character to which Buyer is subject or by which Buyer is bound.

(f)

Consents.  No consent, approval, authorization or order of any court, governmental agency or body, or third party is required for the consummation and performance by Buyer of the transactions contemplated by this Agreement.

(g)

Buyer is solvent and is not in receivership or is any petition therefor pending; no proceedings (voluntary or involuntary) are pending or contemplated by or against Buyer pursuant to the federal Bankruptcy Code or any similar state statute nor has Buyer committed an act of bankruptcy or made or suffered a fraudulent conveyance.

5.2

Disclosure.  No representation or warranty by Buyer in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of it pursuant to this Agreement, or any document or certificate delivered to TDI, IHLLC or Pardos pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

5.3

Brokers.  Except as set forth on Schedule 6.3, Buyer has not incurred, nor will any Person be entitled to, on account of Buyer, any brokers’, finders’, or similar fee in connection with the transactions contemplated by this Agreement.

6.

COVENANTS OF IHLLC AND PARDOS.

6.1

Conduct Pending Closing Date.  IHLLC and Pardos each covenant and agree that from and after the date of this Agreement and until the Closing Date:

(a)

Full Access.  Buyer and its authorized representatives shall have full access to examine the Real Estate and all properties, assets, books, records, financial statements, contracts and documents of TDI, and TDI and its officers and employees will cooperate fully with this examination.  IHLLC and Pardos shall afford Buyer with the full opportunity to have access to the personnel of TDI.  IHLLC and Pardos shall furnish, or cause to be furnished, to Buyer and its authorized representatives all information with respect to the Real Estate and the assets and business of TDI as Buyer may reasonably request.  Buyer shall be entitled to conduct, at Buyer’s sole cost and expense, appraisals of the assets of TDI and to conduct environmental and occupational safety inspections of the Real Estate and the other properties and business of TDI.  Buyer also shall be entitled to contact and communicate with TDI’s vendors, customers, employees, brokers and other persons having business dealings with TDI.

(b)

Carry on in Regular Course.  TDI shall carry on and operate its business diligently and substantially in the same manner as heretofore, shall pay when due all of its obligations and liabilities, and shall not change any methods of management, accounting or operation, except with the prior written consent of Buyer.

(c)

Increases Limited.  Without the prior written consent of Buyer, TDI will not grant or permit any increase in the compensation payable or to become payable to any of the officers or employees of TDI, or grant or permit any increase in the benefits under any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such employees or officers (including without limitation any sales bonuses to employees with respect to the transactions contemplated herein).

(d)

Contracts and Commitments.  TDI will not enter into any contract or commitment, or engage in any other transaction, not in the usual and ordinary course of its business and consistent with its business practices, without the prior written consent of Buyer.  TDI will not enter into or negotiate any agreement with any labor organization that will bind Buyer or TDI without the prior written consent of Buyer.

(e)

Maintenance.  TDI shall operate, maintain and repair its property and assets in a normal business manner, and shall not use or operate its property or assets in other than a normal business manner.

(f)

Preservation of Organization.  TDI shall use its best efforts (without making any commitments on behalf of Buyer) to preserve its business organization intact, to keep available its present key employees, and to preserve its present relationships with those having business relations with it.  TDI will dispose of or remove from its business premises any assets used in the operation of its business except in the ordinary course of business (excepting therefrom the Pardos or affiliates items stored at such Premises identified on Schedule 4.17), or encumber, mortgage or pledge its property or assets.

(g)

No Default.  TDI will not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation to which it is subject.

(h)

Compliance with Laws.  TDI will comply with all Laws and orders of any court or governmental agency that are applicable to its business or the operation thereof.

(i)

Indebtedness; Other Liabilities.  TDI will not create or incur any Indebtedness or other liabilities, liens or security interests, whether long term or otherwise, whether fixed or contingent, except for other liabilities incurred in the usual and ordinary course of business and other liabilities incurred pursuant to existing contracts and agreements disclosed in the schedules attached hereto.

(j)

Insurance.  TDI will maintain all of its insurance in effect as of the date hereof.

(k)

Exclusive Dealing.  Neither TDI, IHLLC nor Pardos  shall, nor shall TDI permit its respective officers, directors, employees, agents or other representatives (or any advisor or other agent acting on behalf of any of the foregoing) to, directly or indirectly, (i) solicit, initiate, accept or encourage (including by way of furnishing any non-public information concerning the business, properties or assets of TDI) any inquiries, proposals, expressions of interest or offers relating to (A) a merger, consolidation, exchanges of securities, reorganization, business combination or other similar transaction involving TDI, the capital stock or other equity interests of TDI or the assets of TDI, other than any such transaction or series of transactions in which the Buyer is the acquiring party, or (B) a sale, transfer or other disposition of the assets, capital stock or other equity interests of TDI in a single transaction or series of related transactions, other than any such transaction or series of transactions in which the Buyer is the acquiring party; (ii) enter into or participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing; (iii) permit access to the premises of TDI or provide any information to any third party for the purposes of reviewing TDI’s business or operations in connection with the sale of TDI; or (iv) enter into any oral or written agreement to sell stock, other equity interests or assets of TDI.  TDI will promptly advise Buyer of any such contacts, inquiry or proposal within one (1) business day of the receipt thereof.

(l)

Investments.  TDI will not make any Investment without the prior written consent of Buyer.

(m)

Issuance of Stock; Redemptions; Dividends.  TDI will not (i) issue any additional shares of stock of any class or other equity interests or grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class or other equity interests; (ii) directly or indirectly redeem, purchase or otherwise acquire, recapitalize or reclassify any of its capital stock or other equity interests or liquidate in whole or in part; or (iii) pay any dividends or other distributions with respect to its capital stock or other equity interests.

(n)

Amendments.  TDI will not amend its Articles of Incorporation, Code of Regulations or other organizational documents.

(o)

 Audit.  IHLLC, Pardos and TDI will cooperate in all respects on the audit being performed by Sadler, Gibbs & Associates.

6.2

Retained Liabilities.  As of the Closing, IHLLC and Pardos (i) assume and agree to pay and be responsible for the Retained Liabilities and (ii) release and forever discharge TDI and Buyer from all of the Retained Liabilities.

6.3

Permits and Vehicle Title. On the Closing Date, or thereafter if necessary, Pardos and IHLLC shall, without costs or expenses to Buyer, execute and deliver to or cause to be executed and delivered to Buyer such instruments evidencing the receipt of necessary permits to operate trucks for the Acquired Business and instruments evidencing the transfer of all applicable vehicle titles from Pardo, IHLLC, or Pardos’s affiliates to TDI.

6.4

Further Acts.  On the Closing Date, or thereafter if necessary, IHLLC and Pardos shall, without cost or expense to Buyer, execute and deliver to or cause to be executed and delivered to Buyer such further instruments of transfer and conveyance and take such other action as Buyer may reasonably require to carry out more effectively and completely the transactions contemplated by this Agreement.

7.

COVENANTS OF BUYER.

7.1

Further Acts.  On the Closing Date, or thereafter if necessary, Buyer shall, without cost or expense to IHLLC or Pardos, execute and deliver to or cause to be executed and delivered to IHLLC and Pardos such further instruments and take such other action as IHLLC or Pardos may reasonably require to carry out more effectively and completely the transactions contemplated by this Agreement.

7.2

Employment of TDI Employees.  Buyer agrees to cause TDI to offer employment to the individuals listed on Schedule 7.2 on the same terms as such individuals are employed by TDI immediately before Closing, provided, however, that such employees may only be terminated for cause or at the discretion of Pardos during the Earnout Period.

7.3

Buyer’s Series A Stock.  Buyer shall cause the filing of all certificates or other documents necessary or incidental to the authorization of Buyer’s Series A Stock and shall take all actions necessary or incidental (including compliance with all applicable securities Laws) in order to permit the issuance of Buyer’s Series A Stock to IHLLC as partial consideration for the Purchased Shares, as and when contemplated in this Agreement.

8.

MUTUAL COVENANTS AND WARRANTIES.

8.1

Publicity.  No public announcement or other publicity regarding the transactions referred to herein shall be made by IHLLC, Pardos or TDI (or by any advisor or agent of IHLLC, Pardos or TDI) without the prior written approval of Buyer.  Nothing in this Agreement restricts the Buyer or its subsidiaries from making any public announcement or other publicity regarding the transactions referred to herein.

8.2

Reasonable Efforts.  Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts (i) to perform its obligations hereunder, and (ii) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby.

8.3

Tax Matters.  The following provisions shall govern the allocation of responsibility as between Buyer, IHLLC and Pardos for certain tax matters following the Closing Date:

(a)

Tax Indemnification.  IHLLC and Pardos, jointly and severally, shall indemnify Buyer and TDI and each of their respective affiliates and hold them harmless from and against any Loss, Claim, liability, expense, or other damage attributable to (i) Taxes (or the non-payment thereof) of TDI for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (any such period described in this subsection (i) is referred to herein as a “Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which TDI (or any of its predecessors) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 under the Code or any analogous or similar state, local, or foreign Law or regulation, and (iii) any and all Taxes of any Person imposed on TDI as a transferee or successor, by contract or pursuant to any Law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing.

(b)

Straddle Period.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of TDI for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which TDI holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of TDI for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)

Responsibility for Filing Tax Returns.  IHLLC or Pardos shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for TDI for any taxable period ending on or prior to the Closing Date.  Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for TDI that are filed after the Closing Date other than the Tax Returns referenced in the preceding sentence.

(d)

Cooperation on Tax Matters.

(i)

Buyer, TDI, IHLLC and Pardos shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 9.3(c) above, and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  IHLLC and Pardos agree (A) to retain all books and records with respect to Tax matters pertinent to TDI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, IHLLC or Pardos, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, IHLLC and Pardos shall allow the other party to take possession of such books and records.

(ii)

Buyer, IHLLC and Pardos further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(iii)

Buyer, IHLLC and Pardos further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code Section 6043, or Code Section 6043A, or Treasury Regulations promulgated thereunder.

(e)

Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid equally Buyer and IHLLC when due, and IHLLC and Pardos will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, Buyer will, and will cause his affiliates to, join in the execution of any such Tax Returns and other documentation.

8.4

Post-Closing Corporate Matters for TDI.  Buyer, IHLLC and Pardos acknowledge that Buyer intends to effectuate the following corporate actions after the Closing (at the Buyer’s discretion and without limiting the Buyer’s rights to take or cause to be taken any other corporate actions):

(a)

Buyer will appoint Martin Nielson, Steve Hollinshead and Peter Munday to the Board of Directors of TDI.

(b)

Buyer intends that, after due consideration, the Board of Directors of TDI will appoint the following officers:

(i)

Martin Nielson, President, Steven Hollinshead Chief Financial Officer, Susan Johnson, Secretary Treasurer.

(c)

Buyer intends that it, as stockholder of TDI, and the officers of TDI (as applicable) will take or cause to be taken such actions to amend as necessary or advisable the Articles of Incorporation, Code of Regulations and other organizational documents of TDI.

(d)

Buyer intends to change the registered agent office for TDI.

9.

TERMINATION OF AGREEMENT.

9.1

Causes.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the completion of the Closing as follows, and in no other manner:

(a)

By mutual consent of the parties;

(b)

By written notice from Buyer to IHLLC and Pardos if:

(i)

there has been a material misrepresentation or breach by IHLLC or Pardos in the representations, warranties, agreements or covenants of IHLLC and Pardos set forth herein; or

(ii)

any of the conditions provided for in Section 10 of this Agreement have not been satisfied or waived by Buyer in writing and the Closing has not occurred by sixty (60) or the date of such notice, whichever is later;

(c)

By written notice from IHLLC or Pardos to Buyer if:

(i)

there has been a material misrepresentation or breach by Buyer in the representations, warranties, agreements or covenants of Buyer set forth herein; or

(ii)

any of the conditions provided for in Section 11 of this Agreement have not been satisfied or waived by IHLLC or Pardos in writing and the Closing has not occurred by sixty (60) or the date of such notice, whichever is later; or

(d)

By written notice from IHLLC or Pardos to Buyer in accordance with Section 3.1 of this Agreement.

9.2

Effect of Termination.  In the event of a termination of this Agreement under Section 9.1, no party shall have any rights of recovery or causes of action against any other party hereto.

9.3

Right to Proceed.  If any of the conditions specified in Section 10 hereof have not been satisfied, Buyer, in addition to any other rights that may be available to it, may waive its rights to have such conditions satisfied prior to Closing and may proceed with the transactions contemplated hereby, and if any of the conditions specified in Section 11 hereof have not been satisfied prior to Closing, IHLLC and Pardos, in addition to any other rights that may be available to them, may waive their rights to have such conditions satisfied and may proceed with the transactions contemplated hereby; provided, however, that any such waiver by Buyer, IHLLC or Pardos, as the case may be, shall in no way diminish or eliminate any other rights that may be available to the waiving party related to or as a result of the waived condition or conditions not having been satisfied prior to Closing.

10.

CONDITIONS TO OBLIGATIONS OF BUYER.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, and these conditions shall be valid, effective and enforceable notwithstanding any disclosure by IHLLC or Pardos of any item covered hereby, irrespective of whether such disclosure is in this Agreement, the schedules hereto, or otherwise, and irrespective of whether such disclosure is made before or after the execution of this Agreement.

10.1

Acts to be Performed.  Each of the acts and undertakings, obligations and covenants of IHLLC, Pardos and TDI to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

10.2

Representations and Warranties.  Each of the representations and warranties of IHLLC, Pardos or TDI herein contained shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

10.3

No Material Adverse Change.  There shall not have occurred (i) any material adverse change since December 31, 2010 in the business, prospects, properties, results of operations or business or financial condition of TDI, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, that might reasonably be expected to result in any such material adverse change before or after the Closing Date, or (ii) any loss or damage to any assets of TDI or the Real Estate (whether or not covered by insurance) that could materially affect or impair the ability of TDI to conduct after the Closing Date the business now being conducted by TDI.

10.4

Ordinary Course.  TDI shall have operated its business in the ordinary course since inception, and there shall have been no transactions outside the ordinary course of business without the prior written consent of Buyer.

10.5

Third-Party Consents.  All authorizations, consents and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation by IHLLC and Pardos of the transactions contemplated by this Agreement and to permit the business currently carried on by TDI to continue to be carried on by TDI unimpaired immediately following the Closing Date shall have been obtained.  IHLLC and Pardos shall have also obtained all other necessary third-party consents and approvals to the transactions contemplated by this Agreement, including those set forth on Schedule 4.1(c) attached hereto.  None of such consents or approvals shall be conditioned upon any action or commitment, other than those specified in this Agreement, to be taken or made by Buyer.

10.6

Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by IHLLC and Pardos of the transactions contemplated by this Agreement, shall have been fulfilled.  Between the date of this Agreement and the Closing Date, no action, investigation or proceeding shall have been instituted or shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or to obtain damages in respect thereof.

10.7

Other Agreements and Documents.  On or before the Closing Date, Buyer shall have received the closing deliveries specified in Section 3.2(a) of this Agreement.

10.8

Liens.  The assets of TDI shall be free and clear of all security interests, mortgages, deeds of trust, liens, claims and encumbrances of any nature whatsoever.

10.9

Audit.  Sadler, Gibbs & Associates shall have completed the audit of TDI’s financial statements for the periods ended December 31, 2009 and 2010.

11.

CONDITIONS TO OBLIGATION OF IHLLC AND PARDOS.  The obligation of IHLLC and Pardos to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, and these conditions shall be valid, effective and enforceable notwithstanding any disclosure by Buyer of any item covered hereby, irrespective of whether such disclosure is in this Agreement, the schedules hereto, or otherwise, and irrespective of whether such disclosure is made before or after the execution of this Agreement:

11.1

Acts to be Performed.  Each of the acts and undertakings, obligations and covenants of Buyer to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or prior to the Closing Date.

11.2

Representations and Warranties.  Each of the representations and warranties of Buyer herein contained shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

11.3

Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by Buyer of the transactions contemplated by this Agreement shall have been fulfilled.  Between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or to obtain damages in respect thereof.

11.4

Other Agreements and Documents.  On or before the Closing Date, IHLLC, Pardos and TFG (as applicable) shall have received the closing deliveries specified in Section 3.2(b) of this Agreement.

12.

SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS; INDEMNIFICATION.

12.1

Survival of Representations, Warranties, Agreements and Covenants.

(a)

Each and every representation and warranty made by TDI, IHLLC, Pardos, and Buyer in this Agreement or in any exhibits, schedules, instruments of transfer or other documents delivered pursuant thereto or in connection therewith shall be effective regardless of any investigation that may have been or may be made at any time by or on behalf of the party to whom such representation or warranty is made and shall survive the Closing, but except as otherwise provided in this Section 12.1, shall terminate on the eighteenth month anniversary of the Closing Date, and thereafter shall be of no further force or effect.

(b)

Any representation or warranty of IHLLC or Pardos relating to any Tax or Tax Return or employee benefits, retirement or to any other matter governed by ERISA shall extend until thirty (30) days after the expiration of the applicable statutory period of limitations, including any extension thereof.

(c)

Any representation or warranty of IHLLC or Pardos relating to title to or ownership of the Purchased Stock of TDI or ownership of assets by TDI shall extend for an unlimited period after the Closing Date.

(d)

Any representation or warranty of IHLLC or Pardos relating to Environmental Claims, Environmental Laws or Materials of Environmental Concern shall extend for a period of five (5) years after the Closing Date.

(e)

Any representation or warranty of IHLLC of Pardos regarding the matters set forth in Section 4.9 of this Agreement (other than as to the matters referred to in Sections 12.1(b), 12.1(c) or 12.1 (d) above, which matters shall be governed by the time periods provided for in those Sections) shall extend for a period of two (2) years after the Closing Date.

(f)

All covenants and agreements contained in this Agreement or in any related agreement, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing Date in accordance with their terms.

(g)

Any agreement or covenant of IHLLC or Pardos regarding Retained Liabilities shall extend for an unlimited period after the Closing Date.

(h)

The date on which any covenant, agreement, representation or warranty terminates in accordance with this Section 12 is referred to herein as the “Cut-off Date” for such covenant, agreement, representation or warranty.  Any representation, warranty, covenant or agreement that would otherwise terminate at the Cut-off Date with respect thereto shall survive if notice in reasonable specificity of the breach, inaccuracy or nonperformance thereof shall have been given on or prior to the Cut-off Date with respect thereto to the party against whom indemnification may be sought for the purpose of allowing the assertion of a claim based thereon.

(i)

The covenants and agreements contained in this Section 12 shall survive until such time as any claim for indemnification is finally settled in accordance with the terms thereof.

12.2

Indemnification by IHLLC and Pardos.

(a)

IHLLC and Pardos, jointly and severally agree to indemnify Buyer and TDI and hold them harmless from and against any and all Losses incurred or sustained or suffered by, or imposed upon, Buyer or TDI, with respect to or by reason of (i) any breach or inaccuracy with respect to IHLLC’s or Pardos’ representations and warranties contained in this Agreement or in any related agreement, certificate, document or instrument delivered by IHLLC or Pardos hereunder; (ii) any breach, default or lack of performance on the part of IHLLC or Pardos of their respective agreements or covenants contained in this Agreement or in any related agreement, certificate, document or instrument delivered by IHLLC or Pardos hereunder; (iii) any suit, action, proceeding or claim now pending or which may be made or brought hereafter based upon any incident or transaction related to the business of TDI occurring prior to or on the Closing Date, which has not been disclosed in writing in a Schedule attached hereto; or (iv) the Retained Liabilities.

(b)

Notwithstanding anything to the contrary in this Agreement:

(i)

Buyer and TDI shall not be entitled to indemnification under Section 12.2(a) with respect to any claim for indemnification, unless Buyer has given IHLLC and Pardos written notice of such claim prior to the applicable Cut-off Date; and

(ii)

The aggregate liability of IHLLC and Pardos under this Article 12 shall not exceed the Purchase Price (the “Indemnification Cap”), provided however that IHLLC’s and Pardos’s joint and several liability for Losses resulting from actual fraud, intentional misrepresentation, or any breach of Sections 4.1, 4.2, 4.3, 4.7, 4.11, 4.12, 4.21, 4.25, 4.28, Section 6, or Section 8 of this Agreement shall not be limited by the Indemnification Cap.

(iii)

For the avoidance of doubt, Buyer’s sole remedy against IHLLC and Pardos for breach of any representation, warranty, covenant or other obligation hereunder shall be to seek indemnification pursuant to Section 12.2(a); that is, for example, Buyer may not seek recovery against IHLLC  or Pardos for an alleged breach of a representation and warranty under Section 4, and contend that such claim is for “breach of contract,” not for “indemnification,” and that the claim is therefore free of the limitations on “indemnification” set forth in this Section 12.2(b).

12.3

Retention Account.  To the extent that Buyer makes any claim against IHLLC under Section 12.3 of this Agreement, any amount due to Buyer from IHLLC or Pardos shall be paid to the Buyer first (i) from the Retention Account to the extent there is a sufficient balance therein and at such point as the Retention Account is exhausted, then (but subject to Section 12.3(b)(v)) (ii) as a set-off against any other payment due hereunder to IHLLC, including any portion of the Initial Payment and any Earnout Payment, to the extent such set-off would satisfy the amount owed pursuant to this Section 12.4 and if there are not sufficient other payments due hereunder to accommodate such set-off, then  (iii) by wire transfer of immediately available funds from IHLLC or Pardos to the Buyer.  Any such payment or set-off shall be calculated and paid or set-off, as applicable, within 10 days after the date on which such payment or set-off is due to be made pursuant to Section 12 hereof.

12.4

Interest.  Any payment required to be made by any party pursuant to this Section 12 shall be made with interest for the period from the date the indemnification claim is made to the date of payment at an annual rate equal to the prime rate of interest as published in the Wall Street Journal from time to time, and the rate of interest hereunder shall change with each change in such prime rate.

12.5

Procedures for Third-Party Claims.

(a)

Any party seeking indemnification pursuant to this Section 12 (the “Indemnified Party”) in respect of any legal proceeding, action, claim or demand (in each case, a “Claim”) instituted by any third person or governmental entity shall give the party from whom indemnification with respect to such claim is sought (the “Indemnifying Party”) (i) prompt written notice (but in no event more than twenty (20) days after the Indemnified Party acquires knowledge thereof) of such Claim and (ii) copies of all documents and information relating to any such Claim within twenty (20) days of their being obtained by the Indemnified Party; provided, that the failure by the Indemnified Party to so notify or provide copies to the Indemnifying Party shall not relieve the Indemnifying Party from any liability to the Indemnified Party for any liability hereunder except to the extent that such failure shall have actually and materially prejudiced the defense of the Claim.

(b)

Subject to Section 12.5(c) of this Agreement, the Indemnifying Party shall have the right, at its option and expense, to defend against, negotiate, settle or otherwise deal with any Claim with respect to which it is the Indemnifying Party and to be represented by counsel of its own choice, and the Indemnified Party will not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, so long as the Indemnifying Party is contesting or defending the same with reasonable diligence and in good faith.  The Indemnified Party may participate in any proceeding with counsel of its choice and at its expense.  The Indemnifying Party may not enter into a settlement of any such claim without the consent of the Indemnified Party, which consent shall be not unreasonably withheld, unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified by the Indemnifying Party or involves other matters not binding upon the Indemnified Party.  In the event the Indemnifying Party does not, within fifteen (15) days after it receives written notice of the Claim from the Indemnified Party, agree in writing to accept the defense of, and assume all responsibility for, such Claim as provided above in this Section

12.5(b), then the Indemnified Party shall have the right to defend against, negotiate, settle or otherwise deal with the Claim in such manner as the Indemnified Party deems appropriate, in its sole discretion, and the Indemnified Party shall be entitled to indemnification therefor from the Indemnifying Party under this Section 12.5.

(c)

In the event the Claim subject to this Section 12.5(b) is an Environmental Claim, the parties agree that the following provisions shall apply:

(i)

Buyer shall have control of all actions that may be necessary in order (A) to resolve the Environmental Claim and (B) to address, correct, remediate and repair conditions giving rise to such Environmental Claim (the “Conditions”) so that such Conditions are in full compliance with Environmental Laws;

(ii)

Buyer shall retain a qualified environmental consulting/services company (“Consultant”) to review such Environmental Claim and associated Conditions and to determine the extent to which correction, remediation or repair of the Conditions is necessary to be in full compliance with Environmental Laws, and the Consultant shall prepare a written report for Buyer, IHLLC and Pardos setting forth such review and determination and the specific actions to be taken so to correct, remediate and repair the Conditions without unreasonably interrupting the business operations of TDI.  To the extent practicable under the circumstances, Buyer shall consult with IHLLC and Pardos as to the matters described in this Section 12.5(c)(ii), but IHLLC and Pardos shall not have a right of approval or disapproval as to such matters;

(iii)

Subject to Buyer complying with this Section 12.5(c), IHLLC and Pardos shall be solely responsible for and shall pay and, if applicable, shall reimburse Buyer or TDI for (A) all Remediation Costs and Expenses (as defined below) and (B) any damages, fines, penalties and other reasonable costs and expenses resulting from or attributable to resolution of the Environmental Claim or relating to the Conditions not being in full compliance as of the Closing with applicable Environmental Laws, to the extent indemnification is provided therefor under this Section 12.5;

(iv)

For purposes of this Section 12.5(c), “Remediation Costs and Expenses” shall mean the fees, costs and expenses reasonably incurred by Buyer or TDI in undertaking and completing the actions recommended by the Consultant to so correct, remediate and repair the Conditions including, without limitation, environmental consultants’ and contractors’ fees, attorneys’ fees, laboratory and analytical costs and expenses, equipment charges, industrial or hazardous waste disposal costs, and all other fees, costs or expenses reasonably incurred in connection with sampling, monitoring, investigation and remediation activities; and

(v)

Any amounts payable by IHLLC or Pardos pursuant to this Section 12.5(c) shall be paid within thirty (30) days of the date an invoice therefor is given to IHLLC or Pardos.

13.

GOVERNING LAW.  This Agreement shall be governed by and construed under and in accordance with the Laws of the Ohio, excluding any choice of Law rules that might direct the application of the Laws of another jurisdiction.

14.

NOTICES.  Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original mailed by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:

To Buyer:	With a copy to:

Chief Executive Officer	Chad Wiener
101 First St. Suite 493	Quarles & Brady LLP
Los Altos, CA 94022	411 East Wisconsin Avenue
US Fax: 650 887 2101	Milwaukee, WI 53202
Fax: 414-978-8918
and:

145-157 St. John St
London, England, EC1V 4PW
UK Fax: +44 (0) 207 681 1088

To IHLLC or Pardos:	With a copy to:

George Pardos 6124 Early Light Galloway, OH USA 43119 Fax: ___________________	Gordon Bibart Jackson, LLC 150 East Wilson Bridge Road Suite 215 Worthington, OH 43085 Attn: David S. Jackson, Esq. Fax: 614-410-9049

or such other addresses as shall be similarly furnished in writing by either party.

15.

EXHIBITS.  All exhibits and schedules hereto are by reference incorporated herein and made a part hereof.

16.

ENTIRE AGREEMENT; BINDING EFFECT.  This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there are no agreements or understandings between the parties other than those set forth herein or executed simultaneously or in connection herewith.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17.

HEADINGS.  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

18.

EXPENSES.  The parties hereto shall bear their respective expenses incurred in connection with the negotiation, execution and performance of this Agreement without obligation to pay or contribute to the expenses incurred by any other party.  IHLLC and Pardos shall be responsible for all Professional and Transaction Fees and none of Buyer or TDI shall have any liability for any Professional and Transaction Fees; provided, however, that Buyer shall be liable for the audit performed by Sadler, Gibbs & Associates necessary for Buyer’s SEC compliance, unless IHLLC or Pardos default on this Agreement prior to Closing or the Buyer terminates the Agreement pursuant to Section 9.1(b).  For these purposes, Buyer’s inability to consummate this agreement by the Closing Date or within the time provided for in Section 3.1(b) because of failure to delivery Audited Financial Statements by IHLLC and Pardos pursuant to Section 10.9, shall not constitute a default by IHLLC or Pardos.

19.

AMENDMENT.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

20.

WAIVER.  The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce that provision or any other provision hereof at any time thereafter, except as specifically limited herein.

21.

TIME OF THE ESSENCE.  Time is deemed to be of the essence with respect to all of the terms, covenants, representations and warranties of this Agreement.

22.

ASSIGNMENT.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

23.

COUNTERPARTS; FACSIMILE SIGNATURE.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile or other electronic transmission by any Person is intended to be its, his or him signature and shall be valid, binding and enforceable against such Person.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement all as of the day and year first above written.

BUYER:

E-WASTE SYSTEMS, INC.

By: /s/ Martin Nielson

Title: Martin Nielson, CEO

IHLLC:

/s/ George Pardos

By: George Pardos

Title:

Pardos:

/s/ George Pardos

George Pardos

Schedule 1.1

Existing Plans

None.

Schedule 1.2

Forecasts

See attached.

Schedule 1.3

None.

Schedule 1.4

None.

Schedule 1.5

None.

Schedule 1.6

Retained Liabilities

1.

Any obligations, liabilities or guaranties of TDI related to Indebtedness.

2.

Any obligations or liabilities of TDI (i) to any former shareholder of TDI related to matters prior to the Closing or (ii) to IHLLC or any former shareholder of TDI arising from or resulting from any failure by TDI to fully comply with applicable securities Laws in connection with the issuance, sale or repurchase of capital stock.

3.

Any obligations or liabilities of TDI to current or former employees of TDI or its ERISA Affiliates related to matters prior to the Closing or earned or accrued as a result of the Closing, to the extent not shown on the Closing Balance Sheet.

4.

Any obligations, liabilities, costs or expenses of TDI related to the Existing Plans for any period prior to or ending with the Closing Date to the extent not shown on the Closing

Balance Sheet, including without limitation (i) any additional contributions, filing fees, interest, penalties and related attorney fees and accounting fees attributable to errors in the administration thereof, (ii) any payments made by Buyer or TDI to the Internal Revenue Service, the Existing Plans, the trust or insurance contract funding the Existing Plans and/or former or current participants of the Existing Plans, necessary to preserve or restore the tax qualified status of any Existing Plan with respect to documentary or operational defects arising prior to the Closing Date and (iii) any amount by which the actual incurred but not reported claims under any Existing Plan exceed the reserve for such claims shown on the Closing Balance Sheet.

Schedule 4.1(c)

None.

 Schedule 4.2(a)

TDI is duly qualified and/or licensed, as the case may be, and in good standing in the State of Ohio.

Schedule 4.2(d)

Name

Number of Shares of the Common Stock

IHLLC

100 shares, common, no par value.

Schedule 4.2(e)

Managers, Officers and Directors

TDI:

George Pardos – President

George Pardos – Secretary

George Pardos – Treasurer

George Pardos – Sole Director

Schedule 4.5(a)

None.

Schedule 4.5(b)

None.

Schedule 4.5(c)

Since inception, except for the preparation conducted by TDI in connection with the audit of its financial statements in connection with the transactions contemplated in the foregoing Agreement, there has been no change in the accounting methods or practices of TDI, no change in TDI’s policies with respect to depreciation or amortization including useful lives of assets or rates for depreciation or amortization, and no change in TDI’s policies with respect to pricing inventory or capitalizing costs.

Schedule 4.6

None.

Schedule 4.7

None.

Schedule 4.9

Litigation

Claim of TDI against R&L Transfer, Inc. and Roberts Truck Sales for inaccurate/fraudulent odometer statement on box truck purchased from R&L Transfer, Inc. was recently settled.

TDI has received notices of garnishment in past with respect to claims against Pardos (which claims Pardos disputes), and no other employees or workers of the TDI.

Schedule 4.10(a)

None.

Schedule 4.11(b)

None.

Schedule 4.11(d)

Insurance Policies

Farmers Insurance Business Owners Insurance and Automobile Liability Insurance, each listing certain managers of current lessor of the leased premises as additional insured parties.

Schedule 4.11(e)

Roof to the current warehouse space leaks in various areas, which Pardos and IHLLC believe to be the responsibility of the lessor to repair pursuant to the applicable lease agreement.

Schedule 4.12(a)

None.

Schedule 4.12(c)

None.

Schedule 4.12(d)

None.

Schedule 4.12(f)

None.

Schedule 4.12(h)

None.

Schedule 4.12(j)

None.

Schedule 4.12(k)

None.

Schedule 4.13

TDI has no employees other than Pardos.  All workers are reported on an independent contractor basis for project-by-project work.

There are no accrued or unused vacation, holiday or sick days for any TDI employees.

Schedule 4.14(a)

Lease for current premises; Farmers Business Insurance and automobile liability insurance (premiums).

Schedule 4.15

“Tech Disposal” and “Tech Disposal, Inc.” are unregistered trade names.  “Tech Disposal, Inc.” is the registered corporation name of TDI.

Personal Intellectual Property of Pardos or TFG:

•

Rights to use, develop and exploit reverse hyper-back exercise equipment maintained in Pardos’ personal office.

•

Rights to copy and exploit book authored by Pardos, titled “Lessons Learned,” copies of which are located at the leased premises.

Schedule 4.16

None.

Schedule 4.17

Personal Equipment of Pardos or TFG:

•

Weight lifting equipment in the warehouse portion of the leased premises are owned by TFG, which items shall be retained by TFG and not transferred with the Acquired Business.

•

Pardos personal household and office furnishings in the warehouse portion of the leased premises, are owned by Pardos or TFG, which items shall be retained by Pardos or TFG and not transferred with the Acquired Business.

•

Personal lap top computers (3); monitors (2); copier (1) in primary office at the leased premises are owned by Pardos, which items shall be retained by Pardos and not transferred with the Acquired Business.

•

Mechanic’s tools in the leased premises are owned by Pardos, which items shall be retained by pardos and not transferred with the Acquired Business.

Schedule 4.18

TDI permits Pardos and TFG to store the items identified in Schedule 4.17 in the leased premises.

IHLLC owns 100% of the stock of TDI.

Armor Wholesale, Inc. (a Pardos affiliate) owns one of the two box trucks (Volvo FE) used by TDI in its operations and intends to transfer title of same to TDI upon obtaining federal transportation license.  Title to such box truck shall be transferred to TDI in accordance with Section 6.3 of this Agreement.

Schedule 4.19

Bank Accounts

Business Checking:  Chase Bank NA.  Pardos is only signatory.

Schedule 4.21(a)

None.

Schedule 4.21(b)

None.

Schedule 4.22

None.

Schedule 4.23

None.

Schedule 4.24(a)

All workers are compensated as independent contractors.

Schedule 4.24(b)

None.

Schedule 6.3

None.

Schedule 7.2

None.

Exhibit A

Buyers Series A Stock

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

E-WASTE SYSTEMS, INC.

(Pursuant to Section 78.195 of the

Nevada General Corporation Law)

1.

Designation and Amount.

The designation of this series, which consists of one hundred thousand (100,000) shares of preferred stock, is Series A Convertible Preferred Stock, $0.001 par value (the “Series A Preferred Stock”), having a stated value of One Hundred Dollars ($100.00) per share (the “Series A Stated Value”).

2.

Rank.

The Series A Preferred Stock shall rank (i) prior to the Corporation’s common stock, no par value (the “Common Stock”); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock obtained in accordance with Section 7 hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A Preferred Stock) (collectively, with the Common Stock, “Junior Securities”); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Section 7 hereof) specifically ranking, by its terms, on parity with the Series A Preferred Stock (“Pari Passu Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Section 7 hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock (“Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3.

NO DIVIDENDS.

Holders of Series A Preferred Stock shall be entitled to receive dividends, out of funds legally available therefor and to the extent permitted by law, as declared from time to time by the Board of Directors.

4.

LIQUIDATION PREFERENCE.

(a)

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including, but not limited to, liquidation following the sale or disposition of all or substantially all of the Corporation’s assets, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the following:  for Series A Preferred Stock, an amount of $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), for each share of Series A Preferred Stock then held by holders of Series A Preferred Stock.  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)

After payment to the holders of the Series A Preferred Stock of the amounts set forth in Section 4(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

(c)

Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors, as follows:

(i)

if traded on a national securities exchange or the NASDAQ National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three days prior to the closing;

(ii)

if quoted for trading on an over-the-counter electronic quotation system, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three days prior to the closing; and

(iii)

if there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

5.

VOTING RIGHTS.

(a)

Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to the provisions hereof and subject to the limitations on conversion contained herein and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).  Each holder of Common Stock, if any, shall be entitled to one vote for each share of Common Stock held.

6.

Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)

Subject to the limitation set forth in Section 6(j) below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into the number of shares of Common Stock which is equal to $110.00 divided by the greater of (i) $0.001 or (ii) 90% of the volume weighted average closing price ("VWAP," as defined below) for the Corporation’s Common Stock during the ten (10) trading days immediately preceding the date the holder provides written notice to the Corporation’s principal place of business of such holder’s election to convert (the “Conversion Price”).  “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Corporation, the fees and expenses of which shall be paid by the Corporation.

(b)

Any holder of Series A Preferred Stock may exercise its right to convert the Series A Preferred Stock by surrendering the certificate or certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(c)

At the time of conversion of a Series A Share, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends declared by the Board, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, issue that number of whole shares of Common Stock equal to the amount of such unpaid dividends divided by the Conversion Price.

(d)

Adjustments for Reorganizations, Reclassifications and Similar Transactions.  If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, merger, reclassification or otherwise (other than a merger or other transaction which is treated as a liquidation, dissolution or winding up of the Corporation pursuant to Section 4(c) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such transaction, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(e)

No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(f)

Notices of Record Date.  In the event that the Corporation shall propose at any time:  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock:

1)

(1)

at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

2)

(2)

in the case of the matters referred to in (iii) and (iv) above, at least twenty 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(g)

Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(h)

Fractional Shares.  No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(i)

Notices.  Any notice required by the provisions of this Section 7 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder’s address or facsimile number appearing in the records of the Corporation.

(j)

Conversion Cap and Certain Exercise Restrictions.

(i)

Notwithstanding any other provision to the contrary set forth in this Certification of Designations, at no time may a holder of this Series A Preferred Stock convert this Series A Preferred Stock to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that upon a holder of this Series A Preferred Stock providing the Corporation with sixty-one (61) days notice (the “Waiver Notice”) that such Holder would like to waive this Section 6(j)(i) with regard to any or all shares of Common Stock issuable upon conversion of this Series A Preferred Stock, this Section 6(j)(i) will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the Waiver Notice.

(ii)

Notwithstanding any other provision to the contrary set forth in this Certificate of Designations, at no time may a holder of this Series A Preferred Stock convert this Series A Preferred Stock to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however that upon a holder of this Series A Preferred Stock providing the Corporation  with a Waiver Notice that such holder would like to waive this Section 6(j)(ii) with regard to any or all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, this Section 6(j)(ii) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice.

7.

Restrictions and Limitations.

(a)

So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority in interest of the then outstanding shares of the Series A Preferred Stock:

(iii)

purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Series A Preferred Stock otherwise than by conversion in accordance with Section 6 hereof;

(iv)

redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock or any other equity security that is junior or pari passu with the Series A Preferred Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or any other equity security from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

(v)

authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to conversion rights or liquidation preferences; provided, however, that this restriction shall not apply to the issuance of securities in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or the issuance of stock, warrants or other securities or rights to persons or entities with which the Corporation has business relationships, including employees of the Corporation, further provided that such issuances are for other than primarily capital raising purposes;

(vi)

permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly owned subsidiary, any stock of such subsidiary;

(vii)

increase or decrease (other than by conversion) the total number of authorized shares of the Series A Preferred Stock; or

(viii)

authorize, permit or otherwise effect any transaction that would result in any merger, consolidation or reorganization, or liquidation, winding up or dissolution, or conveyance, lease, sale, transfer, or disposition of, in one transaction or series of transactions, all or substantially all of the assets of the Corporation.

(b)

The Corporation shall not amend its Articles of Incorporation or Bylaws without the approval, by vote or written consent, by the holders of a majority in interest of the Series A Preferred Stock, if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series A Preferred Stock.  Without limiting the generality of the preceding sentence, the Corporation will not amend its Articles of Incorporation or Bylaws without the approval of the holders of a majority in interest of the Series A Preferred Stock if such amendment would:

(i)

reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

(ii)

cancel or modify the Conversion Rights provided for in Section 6 hereof;

(iii)

increase or decrease the authorized number of shares of any class of the capital stock of the Corporation; or

(iv)

authorize or create (by reclassification or otherwise) any Pari Passu Securities or Senior Securities.

8.

Redemption.

(a)

The Series A Preferred Stock are redeemable for cash, at the option of the Corporation, in whole or in part, any time after the date of issuance, plus all accrued but unpaid dividends, on the following basis:

(i)

110% of the purchase price of each share of Series A Preferred Stock if redeemed any time before the first twelve months of the date of issuance; and

(ii)

105% of the purchase price of each share of Series A Preferred Stock on or after the first twelve months of the date of issuance.

(b)

The Corporation shall mail the written notice (the “Redemption Notice”) to each holder of record of Series A Preferred Stock at least thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series A Preferred Stock (the “Redemption Date”).  The Redemption Notice shall state (i) the Redemption Date of such Series A Preferred Stock; (ii) the number of Series A Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed; (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series A Preferred Stock to be redeemed from such holder; and (iv) an indication as to the number of Series A Preferred Stock to be redeemed.

(c)

Upon receipt of the Redemption Notice, the holder to whom the Redemption Notice is addressed shall have the option, at its sole election, to specify what portion of its Series A Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Section 8 or converted into Common Stock in the manner provided in Section 6 hereof.

(d)

On or before the Redemption Date in respect of any Series A Preferred Stock, each holder of such Series A Preferred Stock shall surrender the required certificate or certificates representing the Series A Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such Series A Shares shall be made payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  If a certificate is surrendered and all the Series A Preferred Stock evidenced thereby are either not being redeemed or are being converted into Common Stock, the Corporation shall cause the Series A Preferred Stock that are not being redeemed or shares of Common Stock that are being issued upon conversion, as applicable, to be registered in the names of the persons whose names appear as the owners on the respective surrendered certificate(s) and deliver a new certificate(s) to such person representing the number of Series A Preferred Stock not being surrendered for redemption or shares of Common Stock being issued upon conversion.

9.

Registration Rights.

The holders of Series A Preferred Stock shall have no registration rights with respect to the shares of Series A Preferred Stock.

10.

No Reissuance of Series A Preferred Stock.

No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Dated this _____ day of _________, 2011.

E-WASTE SYSTEMS, INC.,

A Nevada corporation

Name:

Martin Neilson

Title:

Chief Executive Officer

Exhibit B

Consulting Agreement Form

CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into on September __, 2011 and effective as of the Closing Date, by and between Tech Disposal, Inc., an Ohio corporation (the “Company”), and Two Fat Greeks, Inc., an Ohio corporation (“Consultant”).

Recitals

A.

Contemporaneously herewith, E-Waste Systems, Inc. (“Buyer”) has acquired all of the capital stock of the Company pursuant to a Stock Purchase Agreement dated September 21, 2011 (the “Purchase Agreement”), and by virtue of such purchase, Buyer hereafter intends to continue and expand the business heretofore conducted by the Company.

B.

Prior to the date hereof, George Pardos (“Pardos”), who is a shareholder, and president of Consultant, served as the president and sole director of the Company.  As such, Pardos, and Consultant (by and through Pardos) have considerable experience with the Company and possess valuable information and knowledge about the operational and business affairs of the Company including, without limitation, information about its customers, suppliers, distributors, and sales representatives and its methods of doing business with the foregoing.

C.

In connection with the acquisition by Buyer of the capital stock of the Company, and subject to the terms set forth herein, the Company desires to engage Consultant, and Consultant desires to be engaged by Company.

ACCORDINGLY, it is agreed as follows:

1.

Engagement of Services.  The Company hereby agrees to engage Consultant and Consultant hereby accepts the engagement with the Company in accordance with the terms and conditions set forth in this Agreement.  The Consultant, by and through Pardos, shall devote sufficient working time, skill, knowledge, and attention to the business of the Company to satisfy Consultant’s duties under this Agreement.

2.

Term.  Subject to Section 6 of this Agreement, the term of this Agreement hereunder shall be one (1) year commencing on the Closing Date (the “Term”).  Subsequent to the Term, if the Consultant is still engaged by the Company, the Company and the Consultant can each terminate this Agreement without cause with five (5) days written notice.

3.

Duties.  Consultant through Pardos shall provide services as General Manager of the Company or such other services for and on behalf of the Company as the Company, through one or more of its duly-authorized officers, may assign to Consultant from time to time, provided however, that Consultant will not be unreasonably assigned to any function that does not have comparable status, level of responsibilities and duties as the position initially assumed under this Agreement.  Consultant, by and through Pardos, shall perform such services and duties for the Company as are usually and customarily required of a person holding the position of General Manager (or other position as assigned by the Company) in the industry in which the Company does business.

Consultant and Pardos on behalf of the Consultant shall promptly obey, comply with and be subject to all rules, regulations and orders that may from time to time be issued by the Company and that are in keeping with Consultant’s relation with the Company and such rules, regulations and orders shall have the same force and effect as though they were written into this Agreement at this time, including without limitation Buyer's code of business conduct & ethics policies, insider trading policies, and confidentiality requirements.  The services to be performed by Consultant shall be principally rendered in or about metropolitan Columbus Ohio (“Consultant’s Principal Place of Business”), together with such business travel as may be necessary for Consultant to satisfactorily perform the duties required under this Agreement.  Consultant shall report directly to the Board of Directors and/or President of the Company.

4.

Fees for Services.

(a)

Service Fee.  Consultant shall be compensated at [Four Thousand Five Hundred and 00/100’s dollars ($4,500.00)] per month for consulting services rendered, which shall be paid on a monthly basis following the submission of an invoice showing the amount of hours of services and travel performed by Consultant for the benefit of the Company.

(b)

Expense Reimbursement.  The Company shall promptly pay, upon submission of appropriate vouchers and supporting documentation, all expenses of Consultant incurred in connection with the rendering of services to or on behalf of the Company pursuant to this Agreement in accordance with the Company’s usual and ordinary practices.

5.

Termination of Engagement.

(a)

By the Company for Cause.  The Company may terminate the engagement of Consultant at any time for Cause.  The following actions on the part of Consultant, singly or in the aggregate, having an adverse effect on the Company, financial or otherwise, in the good faith determination of the Company, shall be considered as “Cause”:

(i)

Personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a misdemeanor involving moral turpitude or felony by Pardos, which is substantially related to Pardos’s services for Consultant under this Agreement, or his habitual use of alcohol or controlled substances:  (1) which materially impairs Pardos’s ability to carry out his duties on behalf of Consultant under this Agreement; and (2) as to which the Company makes a good faith determination that such conduct has occurred and that such conduct meets the standard set forth in the preceding clause (1) of this sentence;

(ii)

Rendering any assistance to any third party in that third party’s competitive efforts against the Company or Buyer;

(iii)

Using proprietary information, trade secrets, or customer or supplier lists of the Company or Buyer for Consultant’s or Pardos’s own benefit or in any way adverse to the interests of the Company or Buyer;

(iv)

Failure by Consultant to provide services through Pardos or failure by Consultant to perform duties reasonably assigned to Consultant hereunder, so that such duties are not performed in a professional and competent manner for a continuous and identifiable period of two consecutive weeks, which breach, if capable of being cured, is not cured by Consultant within ten (10) days after written notice thereof has been delivered to Consultant; or

(v)

Breach of any of the restrictive covenants set forth in Section 6 during the term of this Agreement.

Termination of engagement for Cause shall be effective only upon written notice thereof to Consultant setting forth the details of the basis therefor and the expiration of any applicable cure period.

(b)

Effect of Termination for Cause.  Upon termination of Consultant hereunder by the Company pursuant to Section 5(a) above, Consultant’s service fees and expense reimbursements under this Agreement shall cease as of the date of termination, but Consultant shall receive (i) its service fee provided for in Section 4(a) of this Agreement accrued to that date and (ii) expense reimbursements to the extent provided in Section 4(b) of this Agreement.  Upon such termination for Cause, Consultant and Pardos shall immediately deliver to and leave with the Company all documents, computers, records, manuals, notes, notebooks, reports and similar repositories owned by the Company which contain any confidential information of the Company; the Company or any of its respective affiliates, shall make reasonable and prompt arrangements to transfer and/or delete (as requested by Consultant or Pardos) all such confidential information owned by Consultant, Pardos or any of their affiliates from computers or other personal electronic equipment owed by any of them; and Consultant and Pardos shall immediately deliver to the Company all customer lists and all other materials relating to the Company’s business and all copies thereof, whether prepared by Consultant, Pardos or others, and which are in Consultant’s or Pardos’s possession or control.  In the event the Company terminates this Agreement for Cause under Section 5(a), the Earnout Amount in accordance with Section 2.6 of the Purchase Agreement shall be forfeited.

(c)

Other Termination by the Company.  The Company may terminate this Agreement at any time by providing at least thirty (30) days written notice to Consultant.  Upon such termination, Consultant’s service fees and expense reimbursements under this Agreement shall cease as of the date of termination, but Consultant shall receive (i) its service fee provided for in Section 4(a) of this Agreement accrued to that date and (ii) expense reimbursements to the extent provided in Section 4(b) of this Agreement.  In the event the Company terminates under this Section 5(c) prior to the end of the Term, the Earnout Amount in accordance with Section 2.6 of the Purchase Agreement shall NOT be forfeited.

(d)

Termination by Consultant.  Consultant may terminate this Agreement at any time by providing at least thirty (30) days written notice to the Company.  Upon such termination, Consultant’s service fees and expense reimbursements under this Agreement shall cease as of the date of termination, but Consultant shall receive (i) its service fee provided for in Section 4(a) of this Agreement accrued to that date and (ii) expense reimbursements to the extent provided in Section 4(b) of this Agreement.  In the event the Consultant terminates under this Section 5(d) prior to the end of the Term without the consent of the Company, the Earnout Amount in accordance with Section 2.6 of the Purchase Agreement shall be forfeited.

(e)

Death of Pardos.  This Agreement shall terminate upon the death of Pardos.  Upon Pardos’s death, Consultant’s service fees and expense reimbursements under this Agreement shall cease as of the date of his death, but Consultant shall receive (i) its service fee provided for in Section 4(a) of this Agreement accrued to that date and (ii) expense reimbursements to the extent provided in Section 4(b) of this Agreement.

(f)

Disability of Pardos.  Upon the total disability of Pardos, and if such total disability continues for a period of sixty (60) days from the onset of such disability, the Company may terminate this Agreement and Consultant’s service fees and expense reimbursements under this Agreement shall cease as of the date of termination, but Consultant shall receive (i) its service fee provided for in Section 4(a) of this Agreement accrued to that date and (ii) expense reimbursements to the extent provided in Section 4(b) of this Agreement.  The term “total disability”, for purposes of this Agreement, shall be considered to be a disability which prevents Pardos from performing the essential duties for and on behalf of Consultant, as assigned to Consultant by the Company under this Agreement.

6.

Restrictive Covenants.

(a)

For purposes of this Agreement:

(i)

“Business Territory” means a geographic area comprised of the State of Ohio.

(ii)

“Person” means and includes an individual, partnership, limited liability company, association, corporation, trust, unincorporated organization or any other entity or organization, including a government or any department, agency or political subdivision thereof.

(iii)

“Protected Business” means the Acquired Business operated by the Company (as defined in the Purchase Agreement), including without limitation, electronic waste recycling, selling used electronic hardware and parts, providing refurbishment services for electronics, providing asset recovery services for electronics, and providing other end-of-life services for electronics as heretofore conducted by the Company and hereafter conducted by the Company and Buyer (or an affiliate or subsidiary of Buyer) as a result of the purchase by Buyer of all of the capital stock of the Company pursuant to the Purchase Agreement.

(b)

During the Term and any additional period the Consultant is engaged by the Company and for a period of twelve (12) months following the termination of Consultant’s engagement with the Company, for Cause pursuant to Section 5(a) of this Agreement, Consultant and Pardos agree that they will not, directly or indirectly, either individually or as an employee, agent, partner, officer, principal, director, shareholder, consultant, lender or in any other capacity whatsoever, (i) participate or engage in, or own or have any interest in or assist in any way or capacity any Person that is engaged in, any business that is competitive with the Protected Business within the Business Territory, (ii) entice, induce, or in any manner influence any person who is an employee of the Protected Business to leave such service or hire any such person, (iii) contact or solicit any Person within the Business Territory that is (or, at any time within the one-year period immediately prior to the date Consultant’s engagement with the Company terminated, was) a customer (including all distributors) of the Protected Business for the purpose of providing products, services or business competitive with that provided by the Company through the Protected Business, or provide any such products, services or business to any such Person, (iv) request or advise any suppliers, distributors, independent sales representatives, customers or accounts of the Protected Business to withdraw, curtail or cancel any business that is placed with the Company, (v) use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information of the Protected Business, regardless of the fact that Consultant or Pardos may have participated in the development of that information, or (vi) make any disparaging remarks about the Protected Business or about Buyer, the Company or its or their affiliates, employees or officers, or its or their services, practices or conduct.

7.

Reasonableness of Restrictions.

(a)

The parties acknowledge and agree that (i) the operations of the Company extend throughout the Business Territory and that the Company has operated and the Company will operate the Protected Business throughout the Business Territory, (ii) the customer contacts and relations of such Protected Business are established and maintained at great expense and that Consultant and Pardos have had and will have unique and extensive exposure to and personal contact with such Protected Business customers throughout the Business Territory that has enabled and will enable them to establish a unique relationship with those customers and that, unless restricted, would enable him/it to compete unfairly with the Company, and (iii) such Protected Business customers, business connections, services, products, customer lists, procedures, operations and other information were acquired by the Company at great expense, are protected as confidential information and provide the Company and the Protected Business with a substantial competitive advantage.

(b)

The parties further agree that the terms and conditions of the restrictive covenants contained in Section 7 above are reasonable and necessary for the protection of the business, intellectual property, trade secrets and confidential information of the Company and to prevent damage or loss to the Company as a result of action taken by Consultant and Pardos.  Consultant acknowledges that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate Consultant for agreeing to such restrictions.  Consultant acknowledges that it could continue to actively operate and earn sufficient compensation without breaching any of the restrictions contained in this Agreement.  Pardos acknowledges that he could continue to earn sufficient compensation from Consultant or otherwise without breaching any of the restrictions contained in this Agreement.  The parties further agree that the covenants set forth in Section 7 above have been negotiated with advice of counsel in the course of the sale of a business and its goodwill, from which Pardos received substantial economic benefit, and therefore the parties agree that such covenants should and shall be enforced to the fullest extent permitted by law.

(c)

In the event that, notwithstanding the foregoing, any or any part of the covenants set forth in Section 7 above shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  Accordingly, if in any judicial proceeding, a court determines that any or any part of such covenants is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum time period and shall otherwise be deemed limited in such manner as shall be enforceable by such court.

(d)

The parties agree that nothing in this Agreement shall be construed to limit or negate the statutory or common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

8.

Sanctions for Relief.

(a)

The parties agree that any breach by Consultant or Pardos of the provisions of Section 7 of this Agreement could cause irreparable damage to the Company, that the remedy at law for any breach by Consultant or Pardos of the covenants in Section 7 above may be inadequate and that the Company shall be entitled to injunctive relief without bond.  Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies the Company may have hereunder or at law for such breach.

(b)

Consultant and Pardos further covenant and agree that, should Consultant or Pardos violate any of the covenants or agreements set forth in Section 7 above, Buyer and the Company shall be entitled to an accounting and repayment of all profits or benefits which such Consultant directly or indirectly has realized and/or may realize as a result of any such violation; and such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Buyer or the Company is or may be entitled at law or in equity or under this Agreement.

9.

Attorney Fees.  In the event of any litigation or other proceeding between the parties hereto involving this Agreement or the respective rights of the parties hereunder, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all reasonable costs, attorney’s fees, professional fees and other expenses incurred by such prevailing party in such litigation or proceeding.

10.

No Waiver.  The failure of the parties hereto to insist, in any one or more instances, upon performance of any provision of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such provision.

11.

Applicable Law.  The parties agree that the terms and conditions of this Agreement and the rights and obligations created and assumed thereunder shall be governed by and construed according to the laws of the state of Ohio, excluding any choice of law rules that might direct the application of the laws of another jurisdiction.

12.

Arbitration Procedure.  Except for injunctive relief, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Columbus, Ohio, before one arbitrator.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

13.

Benefit.  This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company and its successors and assigns, and Consultant, and his heirs, beneficiaries and legal representatives.

14.

Entire Agreement; Modification.  This Agreement constitutes the entire agreement and understanding between the Company and Consultant with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, pertaining thereto, and no representations, promises, agreements or understandings, whether written or oral, not herein contained shall be of any force or effect.  This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

15.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original sent by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:

To the Company:	To Consultant:

A145-157 St. John St.	Two Fat Greeks, Inc.
London, England, EC1V 4PW	Attn: George Pardos, President
Los Altos, CA 94022	6124 Early Light
UK Fax +44 (0) 207 681 1088	Galloway, OH USA 43119
Fax:

With a copy to:	With a copy to:
Chad Wiener
411 East Wisconsin Avenue	David S. Jackson
Milwaukee, WI 53203	Gordon Bilbart Jackson, LLC
Fax: 414-978-8918	150 E. Wilson Bridge Road, Ste 215
Worthington, OH 43085
Fax 614-410-9049

or such other addresses as shall be similarly furnished in writing by either party.

16.

Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile or other electronic transmission by any person is intended to be its, his or his signature and shall be valid, binding and enforceable against such person.

17.

Definitions.  Terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

18.

Relationship of Parties.  The Company and Consultant agree that the relationship between them created by this Agreement is that of company and independent contractor. Consultant agrees that no withholdings will be made by the Company for any federal, state or local taxes, social security, FICA or other federal, state or local taxes from the amounts paid to Consultant by the Company pursuant to this Agreement, and further agrees that Consultant will not be entitled to any benefits payable by the Company to its employees, including but not limited to insurance, workers’ compensation, unemployment compensation, and the like.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has executed this Agreement all as of the day and year first above written, but effective as of the Closing Date.

COMPANY:

TECH DISPOSAL, INC.

By:

Name:

Title:

CONSULTANT:

TWO FAT GREEKS, INC.

By:

      George Pardos, President

Exhibit C

Noncompetition Agreement Form

NONCOMPETITION AND NONDISPARAGEMENT AGREEMENT

THIS AGREEMENT is made and entered into this _____ day of September 2011 and effective as of the Closing Date (as defined in the Purchase Agreement referred to below), by and among E-WASTE SYSTEMS, Inc., a corporation organized under the Laws of Nevada, USA (the “Buyer”), Tech Disposal, Inc. (“TDI”), IKARIA HOLDINGS, LLC, an Ohio limited liability company (the “Seller”), and GEORGE PARDOS (the “Pardos”).

Recitals

A.

Contemporaneously herewith, Buyer has acquired all of the capital stock of TDI, pursuant to a Stock Purchase Agreement dated as of September 21, 2011 (the “Purchase Agreement”), and Buyer hereafter intends to continue and expand the business heretofore conducted by TDI.  In connection with the Buyer’s acquisition of the capital stock of TDI, Buyer has bargained for the agreement of Seller and Pardos not to compete with TDI and for the other covenants of Seller and Pardos set forth herein.  On the terms and conditions hereinafter set forth, Shareholder, on behalf of the Seller and Pardos has agreed not to compete with TDI and to such other covenants.

B.

Contemporaneously herewith, and in connection with Buyer’s acquisition of the capital stock of TDI, Buyer, and Two Fat Greeks, Inc., an Ohio corporation (“TFG”) owned or controlled by Pardos, have entered into a Consulting Agreement (the “Consulting Agreement”) providing for the provision of consulting services by TFG to and for the benefit of TDI from and after the closing of such acquisition.

ACCORDINGLY, in consideration of the Recitals, the consideration paid by Buyer to Seller and/or Pardos in accordance with the terms of the Purchase Agreement, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereby agree as follows:

1.

Definitions.

1.1

“Business Territory” means a geographic area comprised of the State of Ohio.

1.2

“Control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

1.3

“Person” means and includes an individual, partnership, limited liability company, association, corporation, trust, unincorporated organization or any other entity or organization, including a government or any department, agency or political subdivision thereof.

1.4

“Protected Business” means the Acquired Business operated by TDI (as defined in the Purchase Agreement), including without limitation, electronic waste recycling, selling used electronic hardware and parts, providing refurbishment services for electronics, providing asset recovery services for electronics, and providing other end-of-life services for electronics as heretofore conducted by TDI and hereafter conducted by TDI and Buyer (or an affiliate or subsidiary of Buyer) as a result of the purchase by Buyer of all of the capital stock of TDI pursuant to the Purchase Agreement.

1.5

“Shareholder Affiliate” means any Person:  (a) in which Seller and/or Pardos or an affiliate thereof owns or Controls 10% or more of the issued and outstanding voting shares or equity interest; or (b) which directly or indirectly is Controlled by Seller and/or Pardos.

2.

Restrictive Covenants.

(a)

For a period of two (2) years after the date of this Agreement, Shareholder agrees that neither Seller nor Pardos nor any Shareholder Affiliate will, directly or indirectly, either individually or as an employee, agent, partner, officer, principal, director, shareholder, consultant, lender or in any other capacity whatsoever, (i) participate or engage in, or own or have any interest in or assist in any way or capacity any Person that is engaged in, any business that is competitive with the Protected Business within the Business Territory, (ii) entice, induce, or in any manner influence any person who is an employee of the Protected Business to leave such service or hire any such person, (iii) contact or solicit any Person within the Business Territory that is or at any time within the one year period immediately prior to the date of this Agreement was a customer of TDI for the purpose of providing products, services or business competitive with that provided by the Protected Business, or provide any such products, services or business to any such Person, (iv) request or advise any suppliers, customers or accounts of the Protected Business to withdraw, curtail or cancel any business that is placed with the Protected Business, (v) use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information of the Protected Business, regardless of the fact that Seller and/or Pardos or any Shareholder Affiliate may have participated in the development of that information, or (vi) make any disparaging remarks about the Protected Business or about Buyer or its affiliates, their employees or officers, or their services, practices or conduct.  Nothing herein shall prohibit Seller and/or Pardos or any Shareholder Affiliate from being a passive owner of not more than 5% of the outstanding stock of a corporation, which is publicly traded, so long as neither Seller nor Pardos nor such Shareholder Affiliate has any active participation in the business of such corporation.

(b)  The restrictive covenant set forth in Section 2(a)(i) of this Agreement shall not apply in the event that TDI terminates the Consulting Agreement other than for “Cause” (as defined in Section 5(a) of the Consulting Agreement).

3.

Reasonableness of Restrictions.

(a)

The parties acknowledge and agree that (i) the operations of the Protected Business extend throughout the Business Territory and that TDI has operated and Buyer will operate the Protected Business throughout the Business Territory, (ii) the customer contacts and relations of TDI have been established and are maintained at great expense and that Seller and/or Pardos have had unique and extensive exposure to and personal contact with the customers of TDI throughout the Business Territory that have enabled them to establish a unique relationship with those customers and that, unless restricted as provided herein, would enable them to compete unfairly with TDI, and (iii) the customers, business connections, services, products, customer lists, procedures, operations and other information of the Protected Business were acquired at great expense, are protected as confidential information and provide the Protected Business with a substantial competitive advantage.

The parties further agree that the terms and conditions of the restrictive covenants contained in Section 2 above are reasonable and necessary for the protection of the business, intellectual property, trade secrets and confidential information of TDI and to prevent damage or loss to TDI as a result of action taken by Seller and/or Pardos or any Shareholder Affiliate.  Seller and Pardos acknowledge that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for in the Purchase Agreement is sufficient to fully and adequately compensate Seller and/or Pardos and the Shareholder Affiliates for agreeing to such restrictions.  The parties further agree that the covenants set forth in Section 2 above have been negotiated with advice of counsel in the course of the sale of a business and its goodwill, from which Shareholder shall receive substantial economic benefit, and therefore the parties agree that such covenants should and shall be enforced to the fullest extent permitted by law.

(b)

In the event that, notwithstanding the foregoing, any or any part of the covenants set forth in Section 2 above shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  Accordingly, if in any judicial proceeding, a court determines that any or any part of such covenants is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum time period and shall otherwise be deemed limited in such manner as shall be enforceable by such court.

(c)

The parties agree that nothing in this Agreement shall be construed to limit or negate the statutory or common law of torts or trade secrets where it provides the Buyer or TDI with broader protection than that provided herein.

4.

Sanctions for Relief.

(a)

The parties agree that any breach by Seller or Pardos or any Shareholder Affiliate of the provisions of Section 2 of this Agreement could cause irreparable damage to the Buyer and TDI, that the remedy at law for any breach by Seller or Pardos or any Shareholder Affiliate of the covenants in Section 2 above may be inadequate and that the Buyer and TDI shall be entitled to injunctive relief without bond.  Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies the Buyer and TDI may have hereunder or at law for such breach.

(b)

Shareholder further covenants and agrees that, should Seller and/or Pardos or any Shareholder Affiliate violate any of the covenants or agreements set forth in Section 2 above, the Buyer and Group Companies shall be entitled to an accounting and repayment of all profits or benefits which such Seller and/or Pardos or Shareholder Affiliate directly or indirectly has realized and/or may realize as a result of any such violation; and such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Buyer or TDI is or may be entitled at law or in equity or under this Agreement.

(c)

In the event any litigation or other proceeding for injunctive relief or damages is brought by Buyer or TDI against Seller and/or Pardos arising out of or relating to this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all reasonable costs, attorney fees, professional fees and other expenses incurred by such prevailing party in such litigation or proceeding.

5.

No Waiver.  The failure of the parties hereto to insist, in any one or more instances, upon performance of any provision of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such provision.

6.

Applicable Law.  The parties agree that the terms and conditions of this Agreement and the rights and obligations created and assumed thereunder shall be governed by and construed according to the laws of the State of Ohio, excluding any choice of law rules that might direct the application of the laws of another jurisdiction.

7.

Arbitration Procedure.  Except for injunctive relief, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Columbus, Ohio, before one arbitrator.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

8.

Benefit.  This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Buyer, TDI, and its/their respective successors and assigns, and Seller and Pardos, the Shareholder Affiliates and their respective successors and assigns.  It is agreed that the rights and obligations of Seller and Pardos and the Shareholder Affiliates may not be delegated or assigned.  Seller and Pardos jointly and severally represent and warrant to Buyer and TDI that they have the authority to enter into this Agreement on behalf of Seller and Pardos and the Shareholder Affiliates.

9.

Entire Agreement; Modification.  This Agreement and the Purchase Agreement and the documents referred to herein and therein constitute the entire agreement and understanding by and between Buyer and Seller and Pardos with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, pertaining thereto, and no representations, promises, agreements or understandings, whether written or oral, not herein or therein contained shall be of any force or effect.  This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

10.

Notices.  Any notice or other communication required or permitted hereunder shall be executed consistent with the Notice provisions in Section 14 of the Purchase Agreement.

11.

Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile or other electronic transmission by any person is intended to be its, his or her signature and shall be valid, binding and enforceable against such person.

12.

Definitions.  Terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

E-WASTE SYSTEMS, Inc..

By:

Title:

SELLER:

IKARIA HOLDINGS, LLC

By:

Title:

PARDOS:

______________________________________

George Pardos

Endnotes

EXECUTION VERSION